       As filed with the Securities and Exchange Commission on May 9, 2001
                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            VIANET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                7371                               87-0434285
(State or other jurisdiction of         (Primary standard industrial              (I.R.S. Employer
 incorporation or organization)          classification code number)             Identification No.)


                         6509 Windcrest Drive, Suite 160
                                 Plano, TX 75024
                                 (972) 543-2700
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                     Peter Leighton, Chief Financial Officer
                         6509 Windcrest Drive, Suite 160
                                 Plano, TX 75024
                                 (972) 543-2700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                         SICHENZIA, ROSS & FRIEDMAN LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                                 (212) 664-1200

Approximate date of proposed sale to the public:
         As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE


                                                                     Proposed Maximum           Proposed Maximum        Amount of
Title of Each Class of Securities to be          Amount to be        Offering Price Per     Aggregate Offering Price   Registration
        Registered                                Registered            Security (1)                   (1)                 Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value                     14,371,608            0.16000 (2)            $ 2,299,457.28          $   574.86

Common Stock, $.001 Par Value (3)                  6,693,336            0.01000                     66,933.36               16.73

Common Stock, $.001 Par Value (4)                128,303,844            0.13000                 16,679,499.72            4,169.87

Common Stock, $.001 Par Value (5)                 76,923,076            0.13000                  9,999,999.88            2,499.99

Common Stock, $.001 Par Value (3)                 11,887,069            0.16000                  1,901,931.04              475.48

Common Stock, $.001 Par Value (3)                  2,050,000            0.25000                    512,500.00              128.12

Common Stock, $.001 Par Value (5)&(6)             22,939,679            0.28875                  6,623,832.31            1,655.95

Common Stock, $.001 Par Value (3)                     81,495            1.19081                     97,045.25               24.26

Common Stock, $.001 Par Value (3)                     32,156            1.53120                     49,237.26               12.30

Common Stock, $.001 Par Value (3)                     32,156            1.91400                     61,546.58               15.38

Common Stock, $.001 Par Value (3)                     32,156            2.29680                     73,855.90               18.46

Common Stock, $.001 Par Value (3)                    190,000            3.00000                    570,000.00              142.50

Common Stock, $.001 Par Value (3)                  5,733,286            4.50000                 25,799,787.00            6,449.94
                                                 -----------                                   --------------          ----------
                                                 269,269,861                                   $64,735,625.58          $16,183.84
                                                 ===========                                   ==============          ==========


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.

(3) Issuable upon exercise of warrants and options, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

(4) Issuable upon the conversion of convertible notes. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the notes will be converted. The number of shares currently issuable upon conversion of the outstanding notes is one half of this amount; the actual number of shares to be issued on conversion is dependent, in part, on the price of the common stock at the time of conversion. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

(5) Issuable pursuant to the terms of a Private Equity Line of Credit Agreement pursuant to which the registrant can require investors to purchase up to $10,000,000 of Common Stock. Also registered hereunder, pursuant to Rule 416, are an indeterminate number of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions of the Private Equity Line of Credit Agreement.

(6) Issuable upon the exercise of warrants issued in connection with the sale of the convertible notes. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Subject to Completion, Dated May 9, 2001

                            VIANET TECHNOLOGIES, INC.

                       269,269,861 Shares of Common Stock

Vianet Technologies, Inc.:                                        The Offering:
    o    Vianet develops, manufactures and sells                   o    This prospectus relates to the possible sale,
         computer visual communication technologies                from time to time, of 269,269,861 shares of common stock
         and value added services.                                 of Vianet Technologies, 14,371,608 of which may be sold by selling security holders, 128,303,844 shares of which may be sold upon the conversion of convertible notes, 49,671,333
                                                                   shares of which may be sold upon exercise of warrants, and up to 76,923,076 shares that may be sold by a selling
                                                                   security holder who will purchase shares from Vianet
                                                                   Technologies pursuant to a Private Equity Line of Credit
                                                                   Agreement. All of the shares are being offered by the
                                                                   selling security holders have been named in this Prospectus.
                                                                   We will not receive any of the proceeds from the sale of the
                                                                   128,303,844 shares of the common stock that may be issued
                                                                   upon the conversion of convertible notes or the 14,371,608 shares of which may be sold by selling security holders.








    o    6509 Windcrest Drive, Suite 160                           o    The selling stockholders may offer shares of our
         Plano, Texas 75024                                        common stock on the OTC Bulletin Board in negotiated
         (972)543-2700                                             transactions or otherwise, or by a combination of these
                                                                   methods. The selling stockholders may sell shares
                                                                   through broker-dealers who may receive compensation from the selling stockholders in the form of discounts and
                                                                   commissions.

    o    NASD OTC Electronic Bulletin Board                        o    We will pay the cost of registering the shares
         Symbol: VNTK                                              under this prospectus, including legal fees. We will not
                                                                   receive any proceeds from sales by the selling stockholders, except when warrantholders choose to exercise their
                                                                   warrants, in which case Vianet will receive the exercise
                                                                   price of the warrants, or when shares are purchased under
                                                                   the Private Equity Line of Credit Agreement, in which case
                                                                   Vianet will receive the purchase price of the shares. See
                                                                   "Plan of Distribution" for further details concerning the
                                                                   possible sale of these shares. We would receive
                                                                   approximately $35,756,700 if all of the warrants included in this prospectus are exercised and $10,000,000 if all of the shares are purchased under the Private Equity Line of Credit
                                                                   Agreement.

This Investment Involves A High Degree Of Risk. See The "Risk Factors" Beginning On Page 7.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Our Common Stock, Or Determined That This Prospectus Is Complete Or Accurate. Any Representation To The Contrary Is A Criminal Offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Table of Contents


Section                                                              Page Number
-------                                                              -----------
Prospectus Summary..................................................       5
Risk Factors........................................................       7
Use of Proceeds.....................................................      14
Price Range of Common Stock.........................................      13
Dividend Policy.....................................................      14
Capitalization......................................................      16
Selected Financial Data.............................................       6
Management's Discussion and Analysis of Financial Condition
   and Results of Operation.........................................      17
Business............................................................      24
Management..........................................................      28
Summary Compensation Table..........................................      29
Security Ownership of Management and Certain Beneficial Owners......      34
Description of Capital Stock........................................      51
Selling Stockholders................................................      36
Shares Eligible for Future Sale.....................................      56
Plan of Distribution................................................      50
Experts.............................................................      57
Legal Matters.......................................................      57
Index to Financial Statements     ..................................      58

                               PROSPECTUS SUMMARY
                            VIANET TECHNOLOGIES, INC.

The following is a summary of the more detailed information and financial statements that appear elsewhere in this prospectus. This summary is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

References in this prospectus to "Vianet," "We," "Our," and "Us," refer to Vianet Technologies, Inc., a Delaware corporation, together with its subsidiaries and their predecessors.


                                                           THE OFFERING

Common stock offered by the Selling Shareholders......... 269,269,861 shares of common stock. With respect to 76,923,076 shares registered on behalf of the subscribers under the Private Equity Line Of
                                                          Credit, the resale of these shares is viewed as an indirect primary distribution of our securities by us.

Common Stock *........................................... 33,643,848 shares issued and 33,553,911 shares outstanding

NASD OTC Electronic Bulletin Board Symbol**.............. VNTK

Use of Proceeds.......................................... We will not receive any proceeds from the sale of the shares of common stock by the selling security holders, although we will receive approximately $35,756,700 if all of the warrants underlying shares of which are being registered in this offering are exercised and
                                                          $10,000,000 if all the shares are purchased under the Private Equity
                                                          Line of Credit Agreement. See "Use of Proceeds." The proceeds from the exercise of the warrants and Private Equity Line of Credit will be used for working capital and general corporate purposes.

Risk factors............................................. Investing in these securities involves a high degree of risk and immediate substantial dilution of your investment. As an investor, you should be able to bear a complete loss of your investment. See "Risk
                                                          Factors" for a more detailed discussion.

*The 33,553,911 shares of common stock outstanding excludes:

        o 5,000,000 shares of common stock reserved for issuance pursuant to our Stock Option Plan.
        o 3,981,961 shares of common stock issuable upon the exercise of class A, B and C warrants as well as Placement Agent Warrants, all of which are currently exercisable.
        o 6,468,336 shares of common stock to be issued upon the exercise of class A, B and C warrants which are the subject of a tender offer made by Vianet, all of which shall be issued upon effectiveness of the registration statement of which this prospectus forms a part. The holders of 4,312,226 class A, B and C warrants elected to participate in the tender offer, which shall result in (i) the exercise price of 4,312,226 class A warrants and 2,156,113 class B warrants at a price of $0.01, yielding proceeds to Vianet of approximately $64,650, and (ii) the cancellation of 2,156,113 class B warrants and 4,312,226 class C warrants.
        o 6,298,286 shares of common stock issuable upon the exercise of all class D warrants as well as Placement Agent Warrants, all of which are currently exercisable.
        o 42,168,276 shares of common stock issuable upon the exercise of additional warrants and options all of which are currently exercisable.
        o 677,316 shares of common stock issuable upon the conversion of debentures and convertible notes payable.
        o 64,151,922 shares of common stock issuable upon the conversion of secured convertible notes issued in connection with a financing completed by Vianet in January 2001.
        o 76,923,076 shares of common stock issuable upon the utilization of a credit line of up to $10,000,000 entered into by Vianet in January 2001.

**Our trading symbol does not imply that a liquid and active market for our securities will be available or sustained upon completion of this offering.

                          SUMMARY FINANCIAL INFORMATION

The information set forth below for the years ended December 31, 2000 and 1999 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.

Statement of Operations Data:

                                                                             Year Ended            Year Ended
                                                                            December 31,          December 31,
                                                                                1999                  2000
                                                                         ------------------    ------------------
Operating Revenues                                                               $166,142              $635,502
Operating Costs and Expenses                                                  (13,629,118)          (20,433,132)
Loss from Continuing Operations                                               (13,462,976)          (19,797,630)
Loss from Discontinued Operations                                              (8,188,956)           (7,336,580)
Net Loss                                                                      (21,651,932)          (27,134,210)

Basic and Diluted Net Loss Per Common Share:
Continuing Operations                                                               (2.56)                (0.92)
Discontinued Operations                                                             (1.56)                (0.34)
Net Loss                                                                           $(4.12)               $(1.26)

Weighted average common shares outstanding                                      5,260,193            21,558,152

Balance Sheet Data:                                                                               December 31,
                                                                                                     2000
                                                                                               ------------------
Working capital (deficit)                                                                           $(7,177,756)
Total assets                                                                                          1,108,765
Convertible notes payable (noncurrent)                                                                1,125,000
Deficiency in shareholders' equity                                                                   (7,289,318)

                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also impair our business operations and adversely affect our business.

         Our Limited Operating History Makes It Difficult For You To Evaluate Our Business And Prospects. We have only been engaged in our current and proposed business operations since March 1998. As a result, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises generally and the development, manufacture, and sale of visual communication products and services specifically. These risks, expenses and difficulties apply particularly to us because the markets for visual communication technologies are new and rapidly evolving.

         We Have A History Of Losses And We May Never Achieve Profitability. We had a consolidated net loss of $27,134,210 for the year ended December 31, 2000 and a consolidated net loss of $21,651,932 for the year ended December 31, 1999. We expect to continue to incur significant operating losses and to generate negative cash flow from operating activities during the foreseeable future. There can be no assurance that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we cannot achieve operating profitability or positive cash flow from operating activities, we may not be able to meet our working capital requirements or debt service.

         The Auditors Report From Our Independent Auditors For Our December 31, 2000 Fiscal Year Stated That There Was Substantial Doubt About Our Ability To Continue As A Going Concern. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate our continuation as a going concern. However, we have experienced net losses of $27,134,210 and $21,651,932 for the years ended December 31, 2000 and 1999, respectively. We also had a net working capital deficit of $7,177,756 and $5,884,666 for the years ended December 31, 2000 and 1999, respectively. We must raise additional capital to meet our continuing operational needs. These factors raise doubt about our ability to continue as a going concern.

         We Are Dependent Upon The Continued Availability Of Adequate Financing To Fund Our Operations And Expand Our Business. We have historically funded our business and operations through equity and debt financings. We do not presently have adequate cash from operations or financing activities to meet our short or long-term needs. In order to meet our cash needs to fund our operations, we must either generate cash from operations or obtain additional financing. In the event that we are unable to generate sufficient cash or obtain additional financing, we may be unable to pay our obligations as they come due or implement our plans to expand our operations. As a result, our business, financial condition and results of operations may be materially adversely affected.

         We May Have Difficulty Developing And Managing Our Expanding Business Operations Which Could Cause Inefficiencies Or Result In The Loss Of Opportunities. Our ability to integrate our interests successfully depends upon, among other things, our ability to bring to market technologies that are currently in the development stage coupled with our ability to attract sufficient capital financing to sustain this process. In addition, growth in the scope of our business operations would require the expansion of our management, financial and accounting resources, with consequential demands on the need for qualified personnel. Our need to manage our growth successfully will require us to implement appropriate operational, financial and management information systems and controls. Failure to make such a transition to a larger scale enterprise would have a material adverse effect on our business, financial condition and results of operations.

         Our Quarterly Financial Results May Fluctuate Significantly, Which Could Negatively Impact The Price Of Our Stock. Our quarterly revenues and operating results may vary significantly in the future due to a number of factors, including:

        o the timing and amount of orders for our products and services, particularly large orders from our key resellers, OEMs and other significant customers;

        o unexpected product returns or the cancellation or rescheduling of significant orders;
        o       our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions;
        o       announcements and new product introductions by our competitors;
        o the expected rapid erosion of the average selling prices of our products;
        o       our ability to achieve required cost reductions;
        o our ability to obtain sufficient supplies of sole or limited source components for our products;
        o       unfavorable changes in the prices of the components we purchase;
        o our ability to attain and maintain production volumes and quality levels for our products;
        o the mix of products sold and the mix of distribution channels through which they are sold;
        o costs relating to possible acquisitions and integration of technologies or businesses; and
        o the Internet access market conditions and economic conditions generally.

         Any delay in generating or recognizing revenue could cause significant variations in our operating results and could result in substantial operating losses. Orders at the beginning of each quarter typically do not equal expected revenue for that quarter and are generally cancelable at any time. Accordingly, we depend upon obtaining orders in a quarter for shipment in that quarter to achieve our revenue objectives. In addition, the timing of product releases, purchase orders and product availability could result in significant product shipments at the end of a fiscal quarter. Failure to ship such products by the end of a quarter may adversely affect our operating results. Furthermore, our customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified time frames without significant penalty.

         Due to the foregoing factors, we believe that period-to-period comparisons of our operating results cannot be relied upon as an indicator of our future performance. It is likely that in some future quarter, our operating results may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock would likely decrease.

         Our Market Is Subject To Rapid Technological Change, And If We Do Not Introduce New Products In A Timely Manner Our Products May Become Obsolete. The Internet access equipment market is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. The introduction of new products, market acceptance of products based on new or alternative technologies, or the emergence of new industry standards, could render our existing products obsolete. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our approach. In addition, when we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could materially adversely affect our operating results by decreasing sales, increasing our inventory levels of older products and exposing us to greater risk of product obsolescence. To remain competitive, we need to introduce products in a timely manner that incorporate or are compatible with these new technologies as they emerge.

         We Are Dependent Upon The Market Acceptance Of Our Technology. Much of the technology developed and acquired by us, particularly wavelet compression technology is based upon recent advances in technology and there can be no assurance that this technology will gain broad market acceptance. Systems integrators, manufacturing partners and other customers may not adopt our products unless they determine, based on experience, testing and other factors, that our products are superior alternatives to other available products. To date, wavelet technology has only been demonstrated in and utilized by a limited number of applications. An inability to sell commercial quantities of products using wavelet technology would have a material adverse effect on our business, financial condition and results of operations. Furthermore, shifts in market acceptance of our products' performance, cost effectiveness, or our sales methods could materially adversely affect our business, operating results and financial condition.

         We Expect the Average Selling Prices Of Our Products To Erode Rapidly, Which May Impact Gross Margins Negatively. The Internet access equipment industry has experienced rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures and rapid technological change. We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Our failure to develop and introduce new products and product enhancements on a timely basis while reducing product costs would materially adversely affect our business, operating results and financial condition.

         Our Products Have A Lengthy Sales Cycle, Which Could Result In Unanticipated Expenses And Difficulty In Forecasting Sales. The timing of our sales revenue is difficult to predict because of our reliance on indirect sales channels and the length and variability of our sales cycle. Some of our products have a relatively high sales price per unit, and often represent a significant and strategic decision by an enterprise regarding its communications infrastructure. Accordingly, the purchase of some of our products typically involve lengthy internal procedures associated with the evaluation, testing, implementation and acceptance of new technologies, typically ranging from three months to longer than a year. While our customers are evaluating our products and before they may place an order with us, we may incur substantial sales and marketing expenses and expend significant management effort. Consequently, failure to realize forecasted sales from a specific customer in a fiscal quarter could materially adversely affect our operating results for that quarter.

         Our Products Must Comply With Evolving Industry Standards And Government Regulations, Which Could Result In Product Delays Or Unanticipated Expenses. In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially adversely affect our business, operating results and financial condition.

         Undetected Software Or Hardware Errors Could Have A Material Adverse Effect On Us. Visual communications products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of hardware and software errors, whether caused by our product or another vendor's products, could result in the delay or loss of market acceptance of our products, and any necessary revisions may result in the incurrence of significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

         We May Not Adequately Protect Our Intellectual Property, And Our Products May Infringe On The Intellectual Property Rights Of Third Parties. We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. We have filed a U.S. patent application relating to compression technology, which is currently proceeding through the standard review and definition process. There can be no assurance that this application will finally be approved, that any issued patent will protect our intellectual property or that we will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or competing technology or design around any patent that we may be issued.

         We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

         The Internet access industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies that are important to us. Although we have not been party to any claims alleging infringement of intellectual property rights, we cannot assure you that we will not be subject to such claims in the future. In addition, there can be no assurance that third parties will not assert claims or initiate litigation against us or our manufacturers, suppliers or customers with respect to existing or future products. Any such claims, with or without merit, could result in costly litigation and diversion of technical and management personnel or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially adversely affected.

         We Need To Expand Our Sales And Support Organizations To Increase Market Acceptance Of Our Products. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we will need. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

         We Depend On Key Personnel Who May Leave Us At Any Time. Our success substantially depends on the continued employment of our executive officers and key employees, particularly, Peter Leighton, our Chief Financial Officer, Robert Logan, President and Peter Ianace, Chief Executive Officer. The loss of services of any of these persons could harm our business.

         Limitations On Director Liability. Our Certificate of Incorporation provides, pursuant to Delaware law, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against any director. In addition, our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Delaware law.

         "Penny Stock" Regulations May Impose Certain Restrictions On Marketability Of Stock, which May Affect The Ability Of Holders Of Our Common Stock To Sell Their Shares. The Securities and Exchange Commission (the "SEC") has adopted regulations that generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common shares may be subject to rules that impose additional sales practice requirements should the price of our common shares fall below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

        o the commission payable to both the broker-dealer and the registered representative,
        o       current quotations for the securities, and
        o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

         Effect Of Issuance Of Common Stock Upon Exercise Price Of Our Warrants. We have an aggregate of approximately 33,553,911 shares of common stock outstanding. In addition, we have 58,916,859 shares of common stock reserved for issuance upon exercise of outstanding warrants or options, 49,671,333 of which are being registered hereunder. The exercise of the warrants or options and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants or options can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to we than those provided in the warrants or options.

         We May Issue Additional Securities In Connection With Future Acquisitions, Which May Have The Effect Of Diluting The Equity Interest And Voting Power Of Holders Of Our Common Stock. Our Board of Directors will have authority to issue further common stock or other securities without the consent or vote of our shareholders. The issuance of additional common stock by our management, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of holders of common stock, including investors under this offering.

         In addition, as part of our business strategy, we expect to review acquisition prospects that would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth opportunities. We acquired Develcon in May 1999 and a license for SPS technology in September 1998. In addition, we acquired Vianet Labs (formerly known as Infinop Holdings, Inc.) in October 1999, and Vianet Access in December 1999. We subsequently disposed of Develcon in December 1999 and Vianet Access in January 2001. We may acquire other businesses, products or technologies in the future. In the event of such future acquisitions, we could:

        o issue equity securities which would dilute current stockholders' percentage ownership;
        o       incur substantial debt; or
        o       assume contingent liabilities.

         Such actions by us could materially adversely affect our operating results and/or the price of our common stock.

         Acquisitions also entail numerous risks, including:

        o       difficulties in the assimilation of acquired operations,
        o       technologies or products;
        o       unanticipated costs associated with the acquisition;
        o diversion of management's attention from other business concerns;
        o adverse effects on existing business relationships with suppliers and customers;
        o risks associated with entering markets in which we have no or limited prior experience; and
        o       potential loss of key employees of acquired organizations.

         We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future, and our failure to do so could materially adversely affect our business, operating results and financial condition.

         Our Commitments To Issue Additional Common Stock May Adversely Affect The Market Price Of Our Common Stock And May Impair Our Ability To Raise Capital. We currently have outstanding commitments in various forms such as warrants, options, and convertible securities to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments, to some degree, will be issued in transactions registered with the Securities and Exchange Commission and thus will be freely tradable. In many other instances, these shares are subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradable. Furthermore, the number of shares issuable upon conversion or exercise of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion or exercise. There is essentially no limit to the number of shares, which we may be required to issue. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

         The Potential Issuance And Sale Of 64,151,922 Shares Of Our Common Stock In Connection With Our Convertible Debenture Financing May Dilute Your Investment In Our Common Stock And Cause The Price Of Our Stock To Decline. We have reserved a significant number of shares of our common stock for issuance upon the conversion of convertible debentures, and the exercise of our warrants.

         As of the date hereof, we have convertible debentures in the amounts of, $8,335,750. These convertible debentures can be converted into shares of our common stock.

         The number of shares that will issue upon the conversion of these debentures fluctuates with our common stock market price, cannot be determined until the day of conversion and is calculated by a formula set forth in the convertible debenture section 2.1 of the Secured Convertible Note entitled "Conversion into the Borrower's Common Stock". There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. The convertible debentures have a conversion price of 80% of the average of the three lowest closing prices of the fifteen trading days prior to but not including the date of purchase, as reported on the NASD OTC Bulletin Board. Accordingly, all of the convertible debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value.

         We have reserved for issuance 200% of the minimum number of shares of common stock that would be issuable upon conversion in full of the debentures, amounting to 128,303,844 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve in order to meet our obligations under the terms of the Subscription Agreement. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

         Potential Dilutive Effects Of Adjustments Of The Exercise Prices Of The Warrants Issued In Our Recent Private Placements Resulting From The Issuance Of Securities At Prices Lower Than The Exercise Prices Of The Warrants. In January 2001, we issued an aggregate of 9,999,999 five-year warrants were issued for shares of common stock at a price not to exceed $0.28875. In addition, in April and May 2001, we issued an additional 7,045,238 warrants. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including:

           o subdivisions or combinations of the common stock;
           o reclassifications, consolidations or mergers;
           o the issuance of common stock as a dividend on shares of common stock.

In addition, the exercise price of the warrants is subject to readjustment in the event that we shall at any time issue any shares of common stock prior to the complete exercise of the warrants for a consideration less than the purchase price that would be in effect at the time of such issue.

The lowering of the exercise price of the warrants and the sale of the underlying shares of common stock or even the potential of such exercise or sale may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

        o At the public reference room of the Commission, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

        o At the public reference facilities at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

        o By writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

        o At the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

        o From the Internet site maintained by the Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, such registration statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to Vianet and the common stock, reference is made to such registration statement, including the exhibits thereto, copies of which may be inspected and copied at the aforementioned facilities of the Commission. Copies of such registration statement, including the exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned address upon payment of the fee prescribed by the Commission. Information regarding the operation of the Commission's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

We intend to distribute to our stockholders annual reports containing financial statements audited and reported upon by our independent public accountants after the close of each fiscal year, and will make such other periodic reports as we may determine to be appropriate or as may be required by law. Our fiscal year ends December 31st of each year.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of securities by the selling stockholders. We intend to use the proceeds received from the exercise of any common stock purchase warrants or options for working capital and general corporate purposes. This is our best estimate of the use of proceeds generated from the possible exercise of common stock purchase warrants or options and from the possible purchase of the shares under the Private Equity Line of Credit Agreement based on the current state of our business operations, our current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of our Board of Directors.

The maximum amount of proceeds that we could receive is approximately $35,756,700 upon the exercise of all common stock purchase warrants or options included in this Prospectus and $10,000,000 upon purchase of all of the shares under the Private Equity Line of Credit Agreement. There can be no assurance that any or all of the common stock purchase warrants or options will be exercised or that any of the shares under the Private Equity Line of Credit Agreement will be purchased and that Vianet will receive any proceeds therefrom.



                                 DIVIDEND POLICY

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. No dividends on our common stock have ever been paid, and we do not anticipate that dividends will be paid on our common stock in the next fiscal year.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. These statements may be found in the sections of this Prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this Prospectus generally. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions, including those described in the "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors, including all of the risks discussed in "Risk Factors" and elsewhere in this Prospectus.

                              MARKET FOR SECURITIES

Vianet's Common Shares, $0.001 par value per share, are currently traded on the NASD OTC Electronic Bulletin Board (the "Bulletin Board") under the symbol "VNTK."

The following table sets forth the range of high and low bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

                               PERIOD                                           HIGH                       LOW
                               ------                                           ----                       ---
Year Ended December 31, 1999:
              First Quarter................................                     11.25                     10.125
              Second Quarter...............................                     11.6875                    6.50
              Third Quarter................................                      7.75                      4.75
              Fourth Quarter...............................                      4.75                      1.25

Year Ended December 31, 2000:
              First Quarter................................                      8.4375                    3.8125
              Second Quarter...............................                      6.0625                    2.375
              Third Quarter................................                      3.125                     0.9844
              Fourth Quarter...............................                      1.375                     0.2812

January 1, 2001 through March 31, 2001........................                   0.4844                    0.1406
April 1, 2001 through April 27, 2001............................                 0.22                      0.1406


On April 27, 2001, the closing sale price for our Common Shares, as reported by the Bulletin Board, was $0.1406 per share.

As of April 27, 2001, there were 33,553,911 shares of Common Stock outstanding and there were approximately 1,150 registered holders of our Common Stock.

                                 CAPITALIZATION

The following table sets forth the capitalization of Vianet as of December 31, 2000. This table should be read in conjunction with our historical consolidated financial statements, including the notes thereto, included elsewhere herein.

December 31, 2000

Convertible notes payable (noncurrent)                                                                $ 1,125,000

Deficiency in Shareholders' Equity:

Common  Shares, $0.001 par value, 100,000,000 shares
authorized, 24,476,143 shares issued and 24,386,206 shares                        24,476
outstanding

Treasury Stock                                                                  (200,000)

Additional Paid-In Capital                                                     31,447,655

Subscription receivable                                                             (500)

Warrants issued                                                                10,717,050

Accumulated Deficit                                                          (49,277,999)
                                                                             -----------

Total Deficiency in Shareholders' Equity                                                               (7,289,318)
                                                                                                      -----------

Total Capitalization (Deficiency)                                                                     $(6,164,318)
                                                                                                      ===========

Additional Information About Financial Presentation

         Options and Warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of warrants or options outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains certain forward-looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in the our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the our business strategy or an inability to execute its strategy due to unanticipated changes in the industries in which we operates; and (iv) various competitive factors that may prevent the us from competing successfully in the marketplace.

Our Business

We design and market advanced data visual communication technologies and services that allow our customers to deliver rich media experiences as a market differentiator.

Our visual communication products are designed to utilize patented wavelet compression techniques that allow for the delivery of high quality video, multimedia content and data over the Internet and Intranet with less expense, delay and bandwidth usage. We believe that this technology allows us to provide our customers with a competitive advantage by providing high quality desktop video applications at high data transfer rates. We intend to utilize this technology as the foundation for our value added services, and we expect this technology to serve as our main focus for future expansion.

Our objective is to become a leading provider of enabling technology, services and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum and private network operators to utilize improved visual communication experiences.

We believe that our combined product portfolio will allow us to excel in the Internet, private network, and value added services market segments. We intend to continue our development as a serious competitor in these and other niche market segments in the burgeoning communications marketplace.

Compression Technology Products, E-Commerce and Value Added Services

We develop and sell data compression technologies and services utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. In addition, this technology is flexible enough to be used in a variety of compression products for many types of data. Our key products include the Lightning Strike suite of products that include the following:

         o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
         o LS Video Interactive - a suite of Video Conferencing products;
         o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
         o LS Video Stream - a streaming video product that allows users to view video on demand.

We have determined that the revenue model originally anticipated of direct product sales contains considerable uncertainties due in part to competition, market conditions and our customers' perception of value that our products provide. Accordingly, we have changed our marketing focus to the provision of visual communications as a suite of service offerings. While this does not preclude the future sale of products and licensing arrangements, this change in market strategy makes it prudent to write down the goodwill and software development costs recorded to reflect the value of the products themselves.

The Company has recorded a reduction in carrying value of capitalized software costs related to the above products due to the uncertainty of future revenues.

We intend to serve these market segments by providing video compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

Research and Development Activities

On acquisition, the Vianet Labs products were in the form of CODECS (COmpressor/DECompressors) representing mathematical algorithms that had been utilized in a "proof of concept" suite of products known as LS Interactive, LS Messenger, LS Video Streaming, LS Power Zoom, and LS Facial recognition. These products were in "pre alpha" form, worked only on one limited platform and were extremely "buggy" causing computer lock-ups and worse. Since the acquisition, Vianet's engineering effort has consisted of the design of professional Graphic User Interfaces (GUI's), debugging and the integration across multiple platforms as well the further enhancement and development of the basic CODECS.

LS Messenger has moved from a proof of concept to a product phase. LS Messenger and LS Messenger Pro have been tested on Windows 98, Windows NT, and Windows 2000. We have started to market these products with a positive response.

LS Video Interactive point to point has moved past the beta stage into a product phase. We have started development of LS Video Interactive Multipoint and the beta release of this product is targeted for May 2001.

We launched major codec improvement initiatives in mid April 2000. The result of this research initiative is a codec with improved video quality, as well as, the prototype version of our Pure Wavelet codec. The Pure Wavelet codec has the capability of streaming video at multiple bandwidths from the same file. As of the date of this filing, the image quality of the Pure Wavelet codec is not as good as our traditional codecs. Additionally, the Pure Wavelet codec requires more processor resources than our current codec technology.

In March of 2000, we resumed development of Power Zoom. Power Zoom gives Web Developers the capability to server high-resolution images over the Internet. By using a Power Zoom server, hosting sites give users the capability to zoom in on the details of a high-resolution image not seen with traditional serving techniques. Power Zoom is certified on IBM's Netfinity product line, and is available for general release.

No assurance can be given that these developments will be completed or that a market will exist for the products once the development is completed.

Results Of Operations

The following is a discussion of the financial condition and results of our operations for the twelve months ended December 31, 2000 and 1999, respectively. This discussion should be read in conjunction with our Consolidated Financial Statements, the notes related thereto, and the other financial data included elsewhere in this filing.

Years ended December 31, 2000 and 1999

Revenues and other income
-------------------------

Revenues and other income for the Year ended December 31, 2000 increased $469,360 to $635,502, as compared to revenues and other income of $166,142 during the twelve-month period ended December 31, 1999. In 2000, $81,403 was attributable to OEM sales, while $404,166 was generated from software licensing of our Lightning Strike Suite of Products in the Korean market. In 1999, operating revenues, consisted primarily of engineering fees charged by Labs, amounting to $55,752. The remaining $149,933 was attributable to interest, consulting and royalty income in 2000 and $110,390 of interest and other income in 1999.

Costs and Expenses
------------------

Costs of good and services sold

Costs of good and services sold for the twelve-month period ended December 31, 2000 increased $164,352 to $185,956, as compared to Costs of good and services sold of $21,604 during the twelve-month period ended December 31, 1999.

Selling, general and administrative

Selling, general and administrative for the twelve-month period ended December 31, 2000 increased $3,705,185 to $8,913,294, as compared to Selling, general and administrative of $5,208,109 during the twelve-month period ended December 31, 1999. For 2000, selling, general and administrative expenses include a one-time legal settlement for $191,000, salaries, professional and consulting fees of approximately $3,409,640, management fees of approximately $804,000 and fees of $4,508,654 primarily relates to the costs associated with the operations of the Company's subsidiaries acquired in the fourth quarter of 1999, as well as a substantial increase in personnel and administrative costs associated with a larger staff including the set-up costs for a 20,000 square foot office in Plano, Texas.

Research and development

Research and development for the twelve-month period ended December 31, 2000 increased $4,380,956 to $4,793,360, as compared to Research and development of $412,404 during the twelve-month period ended December 31, 1999.

In-process research and development

In-process research and development totaled approximately $7,263,000 for the twelve-month period ended December 31, 1999, which was comprised of non-cash charges of $4,957,000 recorded upon the acquisition of Vianet Labs, Inc. and $2,306,000 recorded upon the acquisition of Vianet Access, Inc. In-process research and development is primarily related to development of Labs' and Access' products and technologies including but not limited to the compression technologies and fiber optic networking products.

Provision for impairment of long-lived assets

Provision for impairment of long-lived assets totaled $3,892,685 for the twelve-month period ended December 31, 2000, which was comprised of impairment of property and equipment of $257,123, impairment of technology licenses of $707,060 and the impairment of intangible assets from the acquisition of Labs of $2,928,166.

Depreciation and Amortization Expenses

Depreciation and Amortization expenses for the twelve-month period ended December 31, 2000 increased $1,669,783 to $2,124,204, as compared to Depreciation and amortization expense of $454,421 during the twelve-month period ended December 31, 1999. The increase was primarily attributable the amortization of intangible assets resulting from the acquisition of Labs, which approximated $1,634,000 in 2000.

Interest Expense and Other Financing Charges

Interest expense and other financing charges for the twelve-month period ended December 31, 2000 was $523,633, as compared to $269,897 during twelve-month period ended December 31, 1999. The year 2000 expense was primarily attributable to interest on convertible notes and the credit facility (including amortization of debt discount), while the 1999 expense primarily relates to interest on notes payable.

Loss from Discontinued Operations

Loss from discontinued operations during 2000 amounted to $7,336,580 or $(0.34) per share and in 1999 amounted to $8,188,956 or $(1.56) per share. Weighted average shares outstanding amounted to 21,558,152 in 2000 and 5,260,193 in 1999. In 2000, the loss from discontinued operations was comprised of $1,250,880 loss from the disposition of Access and $2,386,387 from loss on sale of Develcon and a $3,699,313 operating loss. In 1999, the loss from discontinued operations was comprised of $4,557,151 from loss on sale of Develcon and a $3,631,805 operating loss.

Net Loss

Net loss during 2000 amounted to $27,134,210 or $(1.26) per share and in 1999 amounted to $21,651,932 or $(4.12) per share. In 2000, the net loss was comprised of $19,797,630 from continuing operations, $7,336,580 from discontinued operations. In 1999, the net loss was comprised of $13,462,976 from continuing operations, $8,188,956 from discontinued operations.

Cash Position

For the twelve-month period ended December 31, 2000, the Company's cash position decreased by $107,555 from $115,101 to $7,546. The principal source of cash was $13,042,607 that was generated from the Company's private placement offerings. Other sources of cash include $150,000 demand notes payable and $25,000 notes receivable. $12,037,420 of these funds were used in operating activities, $30,030 in loans from related parties, $1,108,288 in purchases of capital assets during the period, $89,253 attributable to loans to related parties, $29,372 in security deposits, as well as, $27,799 in principal payments of long-term debt.

Inflation

Vianet has experienced minimal impact from inflation and changing prices on its net sales and on its income from continuing operations for the periods it has been engaged in business.

Liquidity and Capital Resources

Historical Sources of Capital

We have sustained our operations from the inception of our predecessor, Vianet Technologies, Inc, a Delaware corporation (March 1998), primarily from the sale of equity and borrowings. Specifically, we have completed the following financings:

       o In December 1998, Vianet Delaware sold 250,000 shares of Series A convertible preferred stock for an aggregate of $1,000,000 in cash to accredited investors. In December 1998, $10,000 was received for the stock, the remaining subscription receivable outstanding, $990,000, was paid subsequent to December 31, 1998. In March 1999, pursuant to the terms and conditions of the Merger Agreement between Radar Resources, Inc. and Vianet Technologies, Inc., the shareholders of Old Vianet were issued four shares of fully paid and non-assessable shares of the Company's common stock, $.001 par value ("Common Stock") per share in exchange for each share of Old Vianet's outstanding common stock. The existing common shareholders of Old Vianet received 1,400,000 shares of common stock of the Merged Company in exchange for the 350,000 shares then outstanding. All shares of Old Vianet's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger were deemed to have been converted into an aggregate of 250,000 shares of Old Vianet's common stock and the Series A Convertible Preferred shareholders received 1,000,000 shares of Common Stock of the Company;

       o In July, 1999 we issued 100,000 common shares and 55,000 common stock purchase warrants, exercisable at $6.60 per share, to certain non-US investors for cash of $550,000;

       o In July 1999, we entered into a credit facility (the "Facility") with an entity that, at the time, Peter Leighton, our Chief Financial Officer, was a Director and Officer. The Facility was in the amount of $3,000,000, of which approximately $2,146,000 had been drawn down as of December 31, 1999. The Facility bore interest at 10% per annum and monthly fees of $15,000. We issued 300,000 warrants exercisable at price of $2.375 in consideration for the Facility. The Facility was secured by all of our major assets, including the shares of Vianet Labs and Vianet Access, and was repayable on March 31, 2000. In March 2000, we converted the Facility into 1,430,559 shares of common stock at $1.50 per share in exchange for the retirement of the $2,145,839 outstanding under the Facility. This transaction included the issuance of 1,430,559 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00. In 2000, the exercise prices of the Class A, B and C common stocks purchase warrants were adjusted from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

       o In September 1999, we borrowed $500,000 from a private investor at an interest rate of 11%. The loan is repayable on September 30, 2000 and can be converted at the option of the holder into common shares at an exchange rate of $3.75 per share. Separately, we issued to the noteholder a two-year option to purchase 50,000 shares of common stock at $5.00 per share.

       o We assumed convertible debentures (the "Debentures") as part of the acquisition of Vianet Labs in the amount of $1,125,000. The Debentures bear interest ranging from 6% to 8%, are convertible into a maximum of 370,170 shares of common stock through September 30, 2002.

       o From December 1999 through February 2000, we completed a private placement offering, with Aegis Capital, Inc. (Aegis) as placement agent, in which we sold an aggregate of approximately 15 units for gross proceeds of approximately $1,508,000. The units consisted of an aggregate of (1) 1,005,311 shares of common stock, and (2) 1,005,311 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants were exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such offering, Aegis Capital received warrants to purchase an aggregate of approximately 3.45 Units (or an aggregate of 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit. Pursuant to the terms of the offering, the exercise prices of the Class A, B and C common stock purchase warrants were adjusted from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

       o In February 2000, we completed a private placement offering in which we sold an aggregate of approximately 18 units for gross proceeds of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. In connection with such offering, Donald & Co. received warrants to purchase an aggregate of approximately 1.25 Units (or an aggregate of 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively). Pursuant to the terms of the offering, the exercise prices of the Class A, B and C common stock purchase warrants were adjusted from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

       o In March 2000, we purchased a $1,000,000 (face amount) note receivable from Develcon Electronics, Ltd. (a former Subsidiary) from a creditor of Develcon Electronics, Ltd. in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share and 375,000 Class D three year common stock purchase warrants, which are exercisable at $4.50 per share.

       o In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50. Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

       o In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the Placement Agents received warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

       o From June 2000 through August 2000, we issued an aggregate of 1,280,432 shares of common stock to shareholders that participated in the Aegis and Donald private placements. Such shares were issued as consideration for delayed registration of the underlying securities purchased in the private placements, as well as for adjustments required due to a decrease in the market value of the Company's stock on the effective date of the registration statement relating to the securities purchased in the private placements. In addition, the exercise prices of the Class A, B and C common stock purchase warrants were adjusted from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

       o In September 2000, the Company issued 44,496 shares of common stock to shareholders pursuant to warrant agreements exercised during the period for proceeds of approximately $12,800.

       o In December 2000, we completed a partial tender offer for our class A, B and C warrants, pursuant to which we agreed to (i) reduce the exercise price of 100% of the class A common stock purchase warrants from $1.53 to $0.01, and (ii) reduce the exercise price of 50% of the class B common stock purchase warrants from $1.91 to $0.01, in consideration of the holders of such securities agreeing to (i) exercise 100% of the reduced price class A and B common stock purchase warrants, and (ii) cancel the remaining class B and C common stock purchase warrants which they currently hold or are entitled to receive.

       In addition, the terms of the Tender Offer provide that 50% of the shares of common stock to be issued upon the exercise of the reduced price class A and B common stock purchase warrants shall be freely tradable at such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission and the 50% balance of such shares of common stock shall be subject to a lock-up expiring on the earlier of (i) one hundred twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of any registration statement covering the resale of any shares sold in a private placement offering conducted by the Issuer.

The completion of the Tender Offer, which shall occur upon the approval by the Securities and Exchange Commission of a registration statement shall result in the Company receiving an aggregate of approximately $64,650 from the exercise of our class A and B warrants.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate our continuation as a going concern. However, we have experienced net losses of $27,134,210 and $21,651,932 for the years ended December 31, 2000 and 1999, respectively. We also had a net working capital deficit of $7,177,756 and $5,884,666 for the years ended December 31, 2000 and 1999, respectively. We must raise additional capital to meet our continuing operational needs. These factors raise doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our ability to generate sufficient sales volume to cover our operating expenses and to raise sufficient capital to meet our payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

Other Equity Transactions

In January 2001, the Company issued 4,144,104 shares of common stock to shareholders that participated in the Aegis and Donald private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock six months after the effective date of the registration statement relating to the securities purchased in the private placements.

In January 2001, the Company issued 500,000 shares of common stock to Royal Bank of Canada (RBC) in connection with the guarantee of Vianet pursuant to a loan agreement between Develcon and RBC. The shares were issued as consideration for a $1,000,000 note receivable from Develcon.

Recent Financing

In January 2001, we issued an aggregate of $2,100,000 principal amount of 8% Secured Convertible Notes (the "Notes") due January 9, 2002 in a private placement to eight investors. In addition, 9,999,999 five-year warrants were issued for shares of common stock at a price not to exceed $0.28875, in connection with the issuance of the Notes. The exercise price of the warrants approximated 110% of the fair market value of our common stock at the time of issuance. Simultaneously with, and as a condition to such transaction, the purchasers of 1,566,666 shares of the common stock issued pursuant to our April 2000 stock purchase agreements agreed to return such shares to us for cancellation in consideration of our agreeing to issue convertible notes to them in an amount equal to their original purchase price for such shares. In connection with such transactions, the Placement Agents received cash fees of $103,750, warrants to purchase an aggregate of approximately 857,142 shares, and $56,250 principal amount of the Notes. The Notes are secured by all of our assets and approximately 3,800,000 shares (the "Secured Shares") owned by our Chairman and our CFO. We have agreed to issue 5% of the Secured Shares to the Chairman and the CFO and to replace any shares sold by the note holders in the event of a default on the Notes.

In January 2001, we issued 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to a private investment group in consideration of their agreeing to furnish us with a $10 million equity line of credit. This equity line of credit is open for a two-year period. The terms of the agreement allows us to request funds on a monthly basis. The funds available to us each month from this line shall be based upon the average daily price of our shares on each separate trading day during the twenty two trading days following the delivery of our request for funds. There is a funding limit of $1.0 million in any one month. We will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty-two trading days following the date we request the funds.

We will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty-two trading days following the date we request the funds. The execution of the line of credit is dependent upon an approval by the Securities and Exchange Commission of a registration statement, which has not yet been filed with the Securities and Exchange Commission.

In addition, in April and May 2001, we issued an $481,500 principal amount of Convertible Notes due twelve-months from issuance, and 7,045,238 five-year warrants were issued for shares of common stock at a price not to exceed $0.28875. Simultaneously with and as a condition to these transactions, the purchasers of 334,000 shares of the common stock and 501,000 warrants issued pursuant to our April 2000 private placement offering agreed to return such shares and warrants to us for cancellation in consideration of our agreeing to issue convertible notes and warrants to them in an amount equal to their original purchase price for such securities. In connection with such transactions, the Placement Agents received cash fees of approximately $39,100 and warrants to purchase an aggregate of approximately 227,381 shares at a price not to exceed $0.28875.

Potential Future Sources of Capital

After completing the above financings, we have a total of 58,916,859 warrants and options outstanding as at the date of this filing at an average issue price of $1.05. In the event that these warrants and options are all exercised we would receive approximately $61,644,000 in cash proceeds. The exercise of these warrants and options will depend on, among other things, the liquidity and price for our common shares. We do not control the exercise of these warrants and options and therefore no assurances can be given that any warrants will be exercised.

We are currently seeking sources of additional financing, either in the form of equity and/or debt financing, to provide the additional capital in order to fund our current operations, expand our scope of operations and pursue our business strategy. We intend to complete any equity financing by issuing securities at prices equal to the current market value on the date of such financing. In addition, we anticipate that we will be required to issue equity securities in consideration of obtaining any such debt financing. However, no assurance can be given that we will be successful in completing any financing. If we are unsuccessful in completing any financing, we will not be able to fund our current expenses.

We have used and intend to continue to use the proceeds from the financings described to execute our sales plan. Our ability to become a serious competitor may be dependent upon obtaining additional financing.

Material Changes in Current Liabilities

As of December 31, 2000 we had accounts payable and accrued liabilities amounting to approximately $4,900,000. These liabilities have been partially settled as of the date of this filing. In January 2001, we issued 1,294,999 shares of common stock as settlement for approximately $472,510 of liabilities accrued at December 31, 2000. In addition, we reduced our obligation of approximately $127,500 in exchange for fixed assets of the Company and paid employee costs (salaries, employee benefits, travel expenses) of approximately $889,300. In April 2001, we issued 1,254,618 shares of common stock as settlement for approximately $183,700 of liabilities accrued at December 31, 2000. As of the date of this filing, approximately $3,200,000 of these liabilities remain. We intend to settle these obligations out of future revenues and/or additional equity financings.

Additionally, in January 2001, we issued 500,000 shares of common stock to Royal Bank of Canada (RBC) in connection with the guarantee of Vianet pursuant to a loan agreement between Develcon and RBC. The shares were issued as consideration for a $1,000,000 note receivable from Develcon.

Future Sources of Revenue

As of the date of this filing, we have completed several distribution agreements and trial sales that could generate future revenues. For a description of these arrangements, see "Business - Sales, Marketing & Distribution". While we anticipate significant revenues from these agreements and others that we will complete in the future, there can be no guarantees these revenues will be realized. Should the contracts be cancelled or if our customers do not generate revenues utilizing our products, our future expected revenues could be adversely affected.

Summary

Our management believes that upon full implementation of our business plan, sufficient revenues will be generated to meet operating requirements. However, no assurance can be given that such goal will be obtained or that our expected revenues will be realized at sufficient levels and profitability to fund our operations without additional capital. Such inability could have a materially adverse effect on our business, operating results and financial condition. Moreover, the estimated cost of the proposed expansion of our production and marketing activities is subject to numerous uncertainties, including the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered in connection with the establishment and development of new business activities, and may be affected by the competitive environment in which we are operating. Accordingly, there can be no assurance that we will complete the proposed expansion of our production and marketing activities described herein.

                                    BUSINESS

We design and market advanced data visual communication technologies and services that allow our customers to deliver rich media experiences as a market differentiator.

Compression Technology Products, E-Commerce and Value Added Services

We develop and sell products and services utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications.

Our Market

Our principal target markets are advertising companies, ISPs (Internet Service Providers) and ASPs (Application Service Providers), corporate enterprises and government agencies seeking to provide a visual experience to improve communications, brand awareness and access to digitized documents and images. We believe that our markets are tied to the progress and development of the Internet, the deployment of broadband access, the growth of the SOHO (Small Office Home Office), distance learning and to private network infrastructure. Statistics indicate that growth in these sectors is currently high, and that it appears to be continuing. We believe that this growth will require a similar growth in the demand for software and hardware to support the systems used by Internet service providers, private networks and individual end users, as well as a similar growth in the demand for products that more efficiently communicate over these systems. We feel our products currently fill this role.

Internet, E-commerce and Value Added Services

Our data compression technology provides the foundation for our products and services. We believe that our products, by utilizing wavelet technology, provide flexible tools for the following applications:

       o real time streaming video;
       o IP video conferencing;
       o video mail; and
       o image compression and enhancement.

We also believe that these advanced differentiators have significant sales potential in the burgeoning Internet and private network marketplaces.

Our Market Opportunity

As the Internet continues to develop as a communications and business tool, we believe that both business and home Internet users will adopt enhanced services that require additional bandwidth and web functionality. We intend to serve these market segments by providing video compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

Our Growth Strategy

Our objective is to become a leading provider of enabling technology, services and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum and private network operators to utilize improved visual communication experiences. We intend to utilize our broad market position, advanced technology, and ability to respond quickly to market changes in order to become a leading supplier of visual communication products and services.

Industry Background

Our visual communications products include hardware and software designed to allow high quality transmission of data using less bandwidth. Our data compression techniques use mathematical and processing routines to reduce the amount of data required to represent an image. In compression, the pixels of an image are decorrelated from each other, coded using a mathematical set of values and decoded back to the original image. Data compression products aim to rapidly obtain maximum compression with minimum loss of data upon restoration. Efficient data compression is increasingly important as transmissions include more still and moving images. This is compounded in an E-commerce environment that is dependant upon the detail of images and customers' ability to manipulate images for a "virtual" shopping experience.

Strategy

Our short term plans focus on the following key areas:

       o Servicing our strategic partner in the advertising sector;
       o Completing the deliverable support documentation and materials to our first ISP customer; and
       o Continuing our efforts to market or products through private labeling and co-branding arrangements with major software and hardware manufacturers and distributors.

Products and Services

The following is a summary of the products and services that we currently provide:

Product / Service                       Utilization                                         Customer
-----------------                       -----------                                         --------
Video Mail                             >>    Video mail campaigns for                      >>    Advertising agencies
                                             advertisers to improve product branding       >>    Corporations and
                                       >>    Corporate messaging                                 government agencies with
                                       >>    Information dissemination                           private networks

Streaming video                        >>    Entertainment (Video On Demand,               >>    Corporations and
                                             Store and Forward Video)                            government agencies with
                                       >>    News feeds to desktops                              private networks

Video Conferencing                     >>    Collaborative communication                   >>    Corporations and
                                       >>    Desktop and board room communication                government agencies with
                                                                                                 private networks

Image Enhancement                      >>    Document retrieval and examination            >>    Corporations and
                                             of target images                                    government agencies with
                                                                                                 private networks

Compression Technologies, Products and Services

Our key products include the Lightning Strike suite of products that include the following:

        o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
        o       LS Video Interactive - a suite of Video Conferencing products;
        o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
        o LS Video Stream - a streaming video product that allows users to view video on demand.

Sales, Marketing & Distribution

We market our products and services to corporations, advertising agencies, ISPs/ASPs, distributors and VARs (Value Added Resellers). We have entered into the following agreements to market our products and services:

Customer                                Revenue Model                                    Current Status
--------                                -------------                                    --------------
WPP PLC ("WPP").                        In February 2001 we entered into an              We have presented six programs to
(WPP is a major global advertising      agreement with WPP to become a Strategic         several clients of WPP.
conglomerate)                           Partner under the terms of which we consult
                                        with WPP on strategies to assist in their
                                        branding programs for WPP's customers.

SAIC                                    We have executed a Master Distributor           SAIC has proposed their desktop
(SAIC is a major global                 agreement with SAIC which enables SAIC to       collaboration solution integrated
distributor                             sell our products to its worldwide customer     with our Multipoint interactive
and network operator)                   and client base.                                solution to one of their large
                                                                                        clients. A decision is expected
                                                                                        within 90 days.

China Unicom ("CU")                     We have signed an agreement with CU under       We have delivered all relevant
(CU is the second largest ISP in        the terms of which we have agreed to license    software and instruction manuals
China with both paging and Internet     our Video Messenger and Video Interactive to    to CU and have established the
customers)                              CU for CU to provide a service to their         necessary licensing server to
                                        customers using these products.                 enable CU to track customer
                                                                                        payment of service fees. The
                                                                                        program is expected to be marketed
                                                                                        in October 2001.

Hewlett Packard ("HP")                  We have entered into a private labeling         HP showcased the private
(Global manufacturer of software        agreement with HP under the terms of which      labeled products (Video Messenger
and hardware)                           HP will market our products as HP's own.        and Video Interactive) at a trade
                                                                                        show in April 2001.

Media Metastasis ("MM")                 In September 2000 we entered into an            The version of Quicktime
                                        agreement with MM under the terms of which      containing the converted CODEC
                                        MM agreed to convert our CODEC into the         was  released in May 2001.
                                        Apple Inc.'s "Quicktime" system. We will
                                        split revenues generated by the sale of the
                                        CODEC to Apple and Quicktime customers
                                        50/50.


Verizon                                 We have executed a Master Distributor           We expect market roll-out to
(Verizon is a fully integrated          agreement with Verizon which enables Verizon    Verizon Customers within 60 days.
telecommunications service provider     to sell our products to its worldwide
which resulted from the merger of       customer and client base. They will also use
Bell Atlantic and GTE)                  the product with internal users and have a
                                        provision in the contract that allows
                                        them to provide as an enhanced service
                                        to their DSL customers.

While we are working towards receiving revenue from the above arrangements and agreements, no assurances can be given that we will ultimately do so. Customers may not subscribe to the services and pilot schemes may not be successful. Ultimately, our success will depend on the end customer perceiving that our products and / or services provide real value at a reasonable price.

Competition

We expect to face increased competition, particularly price competition, from other technology providers. These vendors may develop products with functionality similar to our products or may provide alternative solutions. Our distributors and OEMs may also compete with us by selling their own current products or products that they may develop, as well as selling products that they purchase from us. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to develop and offer competing products.

Many of our current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger installed customer base, than us. Consequently, these competitors can devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large installed customer base may have a significant competitive advantage over us. Accordingly, these potential customers may not consider or evaluate our products

We believe that we must invest significant resources in developing new products, enhancing current products and maintaining customer satisfaction to remain competitive. If we fail to do so, our products may not compete favorably with our competitors' products, and our business could be materially adversely affected.

It is also common in the technology industry for competitors to acquire companies to introduce new products or emerging technologies. Consequently, competitors with larger market capitalizations or cash reserves than us will be better positioned to acquire new technology or products capable of displacing our product lines. If we fail to effectively introduce new products and enhancements on a timely basis, our business may be materially adversely affected.

Intellectual Property

We have become aware of the fact that a potential competitor has received a patent for the transmission of video e-mail messages with an encapsulated player. An encapsulated player is a player that is included or packaged with the video message. Such a player does not require resources other than those normally needed for an application to execute on an operating system. In simpler terms, a message with an encapsulated player should allow me to play a video message with out having to download separate video codec software, audio codec software, or player software.

This competitive patent does not directly relate to our core compression technology, for which the Company is seeking its own patent protection. Our engineering staff has developed a technical approach, which it believes will ensure that there is clearly no encroachment on the third party patent and the company has received legal advice supporting this perspective.

Employees

As of April 27, 2001, we employed 27 full-time employees and utilized the services of 4 consultants.

Facilities

Our executive offices are located at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024. We occupy these premises pursuant to a 5-year lease agreement expiring September 2005. The annual rent for this facility is approximately $183,400 for the initial lease year, $220,000 in year 2, $239,200 in years 3 and 4, and $258,300 in year 5, plus the tenant's proportional share of operating and other expenses. The terms of the lease require 200,000 shares of registered common stock to be placed in escrow as a security deposit. The shares will be released from escrow and returned to Vianet for cancellation at a rate of 20% per annum.

LEGAL PROCEEDINGS.

We are not a party to any material legal proceedings, except as described below.

We are a defendant in an action for a breach of contract claim for outstanding invoices for services rendered. In March 2001, a default judgment was entered against Vianet in this matter. We are currently engaged in discussions with the plaintiff regarding settlement of this matter, however no assurance can be given that an amicable settlement will be reached. In the event we are unable to consummate a settlement of this matter, we anticipate that the plaintiff will seek to enforce collection of the default judgment. The $702,739 of outstanding invoices is included in accounts payable and accruals on the balance sheet at December 31, 2000.

In addition, we are a defendant in an action pending before the County Court at Law No. 2, County of Dallas, Texas, entitled Assured Industries, Inc. v. Vianet Technologies, Inc. (Cause No.: 01-03386-13). This action was commenced by Assured Industries on March 29, 2001, and seeks $78,520.80 in damages for outstanding invoices for products sold or services rendered, plus lawyer's fees, interest and court costs. As of the date hereof, Vianet has filed a response to the claim though no discovery has yet commenced. Accordingly, it is difficult to estimate the likelihood of an unfavorable outcome and estimate the amount or range of a potential loss at this time.

                                   MANAGEMENT

Executive Officers and Directors

The executive officers, directors and key executives of Vianet, and their ages as of the date hereof, are as follows.

NAME                           AGE                   POSITION
----                           ---                   --------

Jeremy T.G. Posner             55          Chairman of the Board and Secretary
Peter Leighton                 48          Chief Financial Officer and Director
Peter Ianace                   52          Chief Executive Officer
Robert Logan                   55          President and Chief Operating Officer


Set forth below is a biographical description of each director and senior executive officer of Vianet based on information supplied by each of them.

Jeremy Posner, a co-founder of Vianet, has been the Chairman of Vianet since its inception. From 1988 to 1997, Mr. Posner was a Senior Vice President and Director of Intelect Communications Inc. During this period, Mr. Posner worked closely with Mr. Leighton to reposition the Company in the technology sector. Prior to joining Intelect, Mr. Posner headed an international investment group where he assisted emerging companies, raised venture capital and assisted with the development of companies. Mr. Posner holds a MBA form York University, Toronto Canada, and a Bachelor of Laws from the University of Birmingham, England.

Peter Leighton, a co-founder of Vianet, has been the Chief Financial Officer since December 2000 and Director since the Company's inception. From inception until March 2001, Mr. Leighton was President and Chief Executive Officer of the Company. From 1989 to 1997, he was the Chief Executive Officer of Intelect Communications, Inc. While he was with the Company, he and Mr. Posner oversaw a series of restructurings, acquisitions, financings and dispositions that transitioned Intelect from the firearms industry to the technology sector. He has over fifteen years of experience working with companies in the US, Europe and South America. He is a Chartered Accountant with the Canadian Institute of Chartered Accountants and has a B.Sc. Engineering Science degree from Exeter University in England.

Peter Ianace, Chief Executive Officer since April 2001, brings more than 30 years of experience building successful technology business units, sales channels and companies. Mr. Ianace was Vice President of Vianet from October 1999 to August 2000 and Executive Vice President from August 2000 to January 2001. Prior to joining Vianet, Mr. Ianace was employed as Chief Executive Officer of Infinop Holdings, Inc. from April 1999 until October 1999 and Mr. Ianace served as President and CEO of Intelect Network Technologies from April 1995 until April 1999, where he was responsible for managing the growth and integration of worldwide sales and product development, including equity capitalization and strategic partnering. As the President of the start-up Opcom, he helped launch one of the first fiber products using the SONET standard. Mr. Ianace spent time with NORTEL, serving as President of Pactel Meridian Systems, Vice President of Marketing, where he led the market launch of the Meridian 1 product line, and as Vice President of the New York Region. He also served in other senior management roles, including the direction of national accounts for AT&T, as well as in various development and sales positions at IBM.

Robert Logan, President and Chief Operating Officer since March 2001, has a 28-year background in computing devices, hardware, software and services. From August 2000 to February 2001, Mr. Logan served as Vice President of Vianet. From 1997 to July 2000, Mr. Logan was a Director of ASI and launched and established the Company's largest sales and marketing division, the Systems Integration Division. From 1995 to 1997, as CEO of MIRUS Ltd., he developed a software sales organization and surrounding marketing initiatives that substantially increased revenues & market share for the Company. Mr. Logan also played instrumental roles in boosting productivity, profitability and organizational strength in key sales and marketing management positions with IKON, Alco Standard Corporation, and Xerox Corporation. Mr. Logan earned his Bachelor of Science and Bachelor of Arts degrees from Kansas State University.

Director and Executive Compensation

Each Director's term of office lasts until the next annual meeting of stockholders where a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

During the fiscal year ended December 31, 1998, no remuneration was paid by the Company to any of its officers or directors, except that they were entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses if any, made on the Company's behalf in the investigation of business opportunities.

As compensation for Directors' services in 1999, we issued 20,000 shares of common stock to each of the following individuals: R. Bailey; D. Elliot. In addition we issued warrants to purchase 20,000 shares of common stock to P. Whitlock. Such payment has been accrued for in the December 31, 1999 consolidated financial statements included herein. In 2000, the Company paid $6,000 to D. Elliot, $6,000 to R. Bailey and $1,000 to T. Sullivan as compensation for services. During 2000, R. Bailey, D. Elliot, T. Sullivan, and
P. Whitlock terminated their positions as Directors of Vianet.

The following table sets out annual compensation, long-term compensation and all other compensation awarded to Vianet's Chief Executive Officer, Chairman of the Board and Chief Operating Officer, for services rendered in all capacities (the "Named Executive Officers"), during its fiscal years ended December 31, 2000 and 1999. Other than as listed below, Vianet had no other executive officers whose total salary and bonus exceeded $100,000 for that fiscal year.

                                                                                                     Long-Term Compensation
                                                                                                     ----------------------
                                                                                                       Awards      Payouts
                                                                                                       ------      -------
                                                                                                     Securities
                                                                Other                   Restricted   Underlying
                                                               Compen-                    Stock       Options/       LTIP
        Name       Year     Position              Salary(1)     sation       Bonus      Awards ($)   SARs(#)(2)   Payouts($)
        ----       ----     --------              ---------     ------       -----      ----------   ----------   ----------
Peter Leighton    2000      President, CFO &
                            CEO                   $208,338           -      $100,000            -             -         -

                  1999      President & CEO       $125,000           -            -             -             -         -

Jeremy Posner     2000      Chairman              $125,000           -       $35,000            -             -         -

                  1999      Chairman               $75,000           -            -             -             -         -

Pete Ianace (5)   2000      Executive Vice
                            President             $200,000           -       $50,000            -       250,000         -

                  1999      Vice President        $200,000           -       $75,000            -             -         -

Vincent                     Chief Accounting &
Santivasci  (4)   2000      Compliance Officer     $65,800      $19,200      $20,000            -             -         -

            (4)   1999      CFO                    $35,417           -            -             -        50,000         -

Bruce
Arnstein    (3)   2000      COO                   $124,998      $56,250           -             -             -         -

            (3)   1999      COO                   $101,000           -            -             -       150,000         -

(1) As of December 31, 2000, Mr. Leighton's annual salary from Vianet was $250,000, Mr. Posner's annual salary from Vianet is $150,000, Mr. Santivasci's annual salary from Vianet is $120,000.

(2) The number of securities under options granted reflects the number of Vianet Shares that may be purchased upon the exercise of such options.

(3) Mr. Arnstein became the Chief Operating Officer of Vianet in the second quarter of 1999. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet. He continues to provide services to Vianet as a consultant.

(4) Mr. Santivasci acted as the Company's Chief Financial Officer from August1999 to September 2000. In addition, from October 2000 until January 2001, Mr. Santivasci served as the Company's Chief Accounting and Compliance Officer. Mr. Santivasci is currently retained as a consultant for accounting and compliance matters.

(5) Pete Ianace was Vice President from October 1999 to August 2000, Executive Vice President from August 2000 to January 2001 and was appointed Chief Executive Officer in April 2001.

EMPLOYEE STOCK INCENTIVE PLAN

The 1999 Option Plan was adopted by the board of directors in March 1999, and was approved by the shareholders in June 2000. The 1999 Option Plan provides for the issuance of up to 5,000,000 options.

Over the period from March 1, 1999, to May 3, 2001, we have granted options to purchase an aggregate of 3,851,500 shares of common stock under the 1999 Option Plan, including options to purchase a total of 1,690,000 shares of common stock issued to officers and directors of the Company.

Under the 1999 Option Plan, options may be granted which are intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as incentive stock options thereunder. The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended. The 1999 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration

The 1999 Option Plan is administered by our board of directors, as it may be composed from time to time. All questions of interpretation of the 1999 Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

Members of the board of directors who are eligible employees are permitted to participate in the 1999 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1999 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1999 Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the 1999 Option Plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

Eligibility

Under the 1999 Option Plan, options may be granted to key employees, officers, directors or consultants of the company, as provided in the 1999 Option Plan.

Terms Of Options

The term of each option granted under the 1999 Option Plan shall be contained in a stock option agreement between the optionee and the company and such terms shall be determined by the board of directors consistent with the provisions of the 1999 Option Plan, including the following:

(a) Purchase Price. The purchase price of the common shares subject to each incentive stock option shall not be less than the fair market value, or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each non-incentive stock option shall be no less than 85% of the fair market value of such common shares at the time such Option is granted.

(b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any.

(c) Expiration. Unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted. Each option shall be subject to earlier termination as expressly provided in the 1999 Option Plan or as determined by the board of directors, at its discretion, at the time such option is granted.

(d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the 1999 Option Plan shall be subject to execution, attachment or other process.

Stock Appreciation Rights

The 1999 Option Plan also permits the granting of one or more stock appreciation rights to eligible participants. Such stock appreciation rights may be granted either independent of or in tandem with options granted to the same participant. Stock appreciation rights granted in tandem with options may be granted simultaneously with, or, in the case of non-qualified stock options, subsequent to, the grant to the participant of the related options; provided, however, that: (i) any option shall expire and not be exercisable upon the exercise of any stock appreciation right with respect to the same share, (ii) any stock appreciation right shall expire and not be exercisable upon the exercise of any option with respect to the same share, and (iii) an option and a stock appreciation right covering the same share of common stock may not be exercised simultaneously. Upon exercise of a stock appreciation right with respect to a share of common stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of common stock on the date of exercise over (B) the exercise price of such stock appreciation right. As of the date of this filing, no stock appreciation rights have been granted.

Restrictions On Resale

Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1999 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

STOCK OPTIONS GRANTS AND EXERCISES

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

The following table shows the option grants to the Named Executive Officers during fiscal years ended December 31, 2000:

                                                                                   Market Value of
                                           % of Total                           Securities Underlying
                           Securities     Options Granted                          Options on the
                        Under Options     to Employees in    Exercise Price        Date of Grant
         Name               Granted       Financial Year      ($/Security)          ($/Security)            Expiration Date
         ----               -------       --------------      ------------          ------------            ---------------
Peter Leighton                Nil               Nil              Nil                   Nil                      Nil

Jeremy Posner                 Nil               Nil              Nil                   Nil                      Nil

Vincent Santivasci            Nil               Nil              Nil                   Nil                      Nil

Bruce Arnstein                Nil               Nil              Nil                   Nil                      Nil

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-end Option Values

The following table shows the value at December 31, 2000 of unexercised options held by the Named Executive Officers:

                                                                Number of Securities
                                Shares                          Underlying Unexercised          Value of Unexercised
                               Acquired          Value                Options at               In-the-Money Options at
                                  On           Realized          Fiscal Year-end (#)              Fiscal Year-end ($)
Name                          Exercise (#)        ($)         Exercisable/ Unexercisable(1)  Exercisable /  Unexercisable(6)
----                          ------------        ---         -----------------------------  -------------  ----------------
Peter Leighton,                   NIL             NIL             200,000 (1) / Nil                 Nil / Nil (2)

Jeremy Posner                     NIL             NIL             200,000 (2) / Nil                 Nil / Nil (2)

Vincent Santivasci                NIL             NIL              16,667 (4) / 33,333 (4)          Nil / Nil (2)

Bruce Arnstein (3)                NIL             NIL              150,000 (5)/ Nil                 Nil / Nil (2)

     (1) Represents presently exercisable options to purchase 200,000 shares of common stock at $0.44 per share and excludes exercisable options to purchase 200,000 shares of common stock at $0.32 per share granted on January 10, 2001.

     (2) Represents presently exercisable options to purchase 200,000 shares of common stock at $0.44 per share and excludes exercisable options to purchase 50,000 shares of common stock at $0.32 per share granted on January 10, 2001.

     (3) Mr. Arnstein ceased to be the Chief Operating Officer of Vianet effective in June 2000.

     (4) Represents options to purchase 50,000 shares of common stock at $0.44 per share and excludes options to purchase 50,000 shares of common stock at $0.32 per share granted on January 10, 2001.

     (5) Represents options to purchase 150,000 shares of common stock at $1.50 per share.

     (6) Assumes a fair market value of $0.2812 per share of common stock, which is the closing price for the Company's common stock on December 29, 2000.

Other Employee Stock Options

The Company has assumed options granted under Develcon's and Infinop Option Plans ("Acquired Options"). The Acquired Options were assumed by the Company outside of its stock option plan, and they are administered as if issued under their original plans. All of the Acquired Options have been adjusted to effectuate the conversion under the terms of the acquisitions between the Company, Develcon and Infinop. The Acquired Options generally become exercisable over a three-year period and generally expire ten years from the date of grant. No additional options will be granted under Develcon's or Infinop's plans. As part of the sale of Develcon, all unexercised options assumed from Develcon or granted to Develcon employees have been cancelled. Currently, there are outstanding options to purchase an aggregate of 531,816 shares at prices ranging from $0.26 - $5.47. The exercise of all of these outstanding options would result in the Company receiving an aggregate of approximately $250,000.

EMPLOYMENT AGREEMENTS

In March 2000, Vianet's Board of Directors approved a two-year employment agreement with Bruce Arnstein, effective as of November 24, 1999, pursuant to which Mr. Arnstein was retained as Chief Operating Officer of the Company at an annual salary of $250,000. In addition, the employment agreement provided for Vianet to issue four year options to purchase an aggregate of 150,000 shares of common stock at an exercise price equal to the Closing Bid price for the common stock on November 24, 1999, 100,000 of which options vested as of May 1, 2000 and the remaining 50,000 options of which shall vest November 1, 2000. Such options shall also have piggy-back registration rights. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet. Notwithstanding the foregoing, Mr. Arnstein shall continue to be employed as a consultant to Vianet through July 31, 2001, for which he will receive an aggregate of $225,000. In addition, Mr. Arnstein shall be entitled to retain the 150,000 options granted to him under his employment agreement, which options shall vest according to their original terms. Further, Mr. Arnstein has agreed not to directly or indirectly (i) solicit any employees of Vianet, or (ii) compete with the business of Vianet, during the period of his consultancy.

In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. The consulting agreements provide for base fees to CFM Capital Limited of $250,000 and base fees to Xelix Capital Limited of $150,000 per year (the "Base Fee"). In addition, consulting agreements provide that Vianet shall pay such additional compensation as shall be determined from time to time by the Board of Directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreements also provide for reimbursement of reasonable costs and expenses incurred. The consulting agreement are terminable (i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant an amount equal to or a change in control of Vianet, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, Vianet shall pay to Consultant severance in the amount equal to two times the Base Fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. In April 2001, the consulting agreement with Xelix Capital Limited was amended to provide for base fees to Xelix Capital Limited of $120,000 per year (the "Base Fee"). Except for the foregoing terms, Vianet has not entered into other employment or consulting agreements with any of the Named Executive Officers.

In connection with the Vianet Access acquisition, the Company entered into two-year employment agreements with certain principal shareholders of Vianet Access. Subsequently, the Company assigned its executive employment agreements to Vida Technologies.

        Security Ownership of Certain Beneficial Ownership and Management

The following table sets forth information as of the date of this prospectus regarding certain ownership of our outstanding common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

                                                                             Number of Shares               Approximate
                                                                               Beneficially                Percentage of
Name**                                                                           Owned***                  Common Stock
------                                                                           ========                  ============
Seneca Capital International, Ltd.                                   *(1)        43,748,350                   56.48%
           527 Madison Ave, 11th Floor
           New York, NY 10022

Peter Leighton                                                        (5)        10,124,713                   24.08%

Jeremy T.G. Posner                                                    (9)         6,293,185                   16.58%

Pequot Scout Fund, L.P.                                             * (4)         6,227,107                    15.59%
           500 Nyala Farm Road, Westport, CT 06880

Grenville Financial Ltd                                               (3)         5,392,004                   14.15%
           Trident Chambers, P.O. Box 146
           Road Town, Tortola, B.V.I.

Union Development Corp.                                              *(6)         5,357,713                   14.27%
           P.O. Box HM1437
           Hamilton HMFX, Bermuda

Esquire Trade and Finance, Inc.                                      *(7)         5,161,629                   13.28%
           Trident Chambers
           P.O. Box 146
           Road Town, Tortola, B.V.I.

Celeste Trust Reg.                                                   *(8)         5,161,629                   13.28%
           C/o Trevisa-Treuhand-Anstalt
           Landstrasse 8, Furstentums 9496
           Balzers, Liechtenstein

Discovery International Limited                                      (10)         3,419,885                    9.72%
           P.O. Box HM2006
           Hamilton HMHX, Bermuda

WorldCorp Management Group, Inc.                                     (11)         2,382,000                    6.68%
           6245 North Federal Highway, Suite
           400, Fort Lauderdale, Florida 33308

Paeroa Investments Ltd                                               (14)         2,241,758                    6.23%
           P.O. Box 113-068 Broadway Auckland New Zealand

John Huffman                                                         (15)         2,241,758                    6.23%
           13227 Woody Point Road Charlotte, NC 28278-6917

Peter Ianace                                                         (13)         1,933,736                    5.56%

Kljakovic Family Trust                                               (16)         1,868,132                    5.25%
           9-A Chatsworth Street Apper Hutt New Zealand

Nancy Harvard                                                        (12)         1,772,616                    5.23%
           4500 Hitching Post, Plano, TX 75024

Officers and Directors as a Group (4 persons)                         (2)        18,392,175                   38.83%


* This shareholder may not purchase more than 9.9% of the issued and outstanding shares of Vianet pursuant to the terms of their agreements with Vianet.
** Except as noted above, the address for the above identified officers and directors of the Company is c/o Vianet Technologies, Inc., 6509 Windcrest Drive, Suite 160, Plano, Texas 75024.

*** A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants or the conversion of notes. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or notes that are held by such person and which are exercisable or convertible within 60 days of the date of this registration statement have been exercised or converted. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

1. Includes 3,686,857 Common stock purchase warrants and 24,461,538 shares of common stock issuable upon conversion of notes; and 1,984,571 Common stock purchase warrants and 13,615,384 shares of common stock issuable upon conversion of notes held by Seneca Capital L.P.
2. Includes an aggregate of 4,743,842 shares of Common Stock, 13,648,333 shares that may be issued pursuant to warrants and options, which options are currently exercisable. Excludes 650,000 shares, which may be issued pursuant to options, which options are not currently exercisable.
3. Includes 1,000,000 shares of Common Stock and 4,392,004 Common Stock purchase warrants.
4. Includes 2,023,810 Common Stock purchase warrants and 3,269,231 shares of common stock issuable upon conversion of notes; and 357,143 Common Stock purchase warrants and 576,923 shares of common stock issuable upon conversion of notes held by Pequot Navigator Offshore Fund, Inc.
5. Includes (i) 1,800,000 shares owned by entities controlled by Peter Leighton and his wife; (ii) 400,000 shares that may be issued pursuant options owned by Mr. Leighton, which options are currently exercisable and (iii) 7,924,713 common stock purchase warrants held by CFM Capital Ltd. Includes 1,600,000 shares of common stock held in escrow as collateral against the $2,577,000 of convertible debentures issued in 2001.
6. Includes 873,808 shares of Common Stock and 580,356 common stock purchase warrants; 100,000 shares of Common Stock and 150,000 common stock purchase warrants held by Ladbrooke Trading Corp.; 100,000 shares of Common Stock held by Woodcrest Enterprises S.A.; 439,996 Common Stock purchase warrants held by Midas Finance Inc.; and 1,190,476 Common Stock purchase warrants and 1,923,077 shares of common stock issuable upon conversion of notes held by Carrington Shipping, S.A.
7. Includes 1,315,475 Common Stock purchase warrants and 3,846,154 shares of common stock issuable upon conversion of notes.
8. Includes 1,315,475 Common Stock purchase warrants and 3,846,154 shares of common stock issuable upon conversion of notes.
9. Includes (i) an aggregate of 2,046,391 shares of Common Stock owned by entities controlled by Jeremy Posner, (ii) 282,520 shares which may be issued pursuant to warrants and options owned by Mr. Posner, which options are currently exercisable, (iii) 1,918 shares owned by Mr. Posner's ex-wife, as to which he disclaims beneficial ownership, and (iv) 3,962,356 common stock purchase warrants held by Xelix Capital Limited. Includes 2,000,000 shares of common stock held in escrow as collateral against the $2,577,000 of convertible debentures issued in 2001.
10. Includes 1,954,220 shares of Common Stock and 1,465,665 common stock purchase warrants.
11.    Includes 422,000 shares and 1,960,000 common stock purchase warrants.
12.    Includes 1,607,619 shares and 164,997 common stock purchase warrants.
13. Includes 854,992 shares and 78,744 common stock purchase warrants; 1,000,000 Common Stock purchase warrants held by Espre Inc. Excludes 500,000 shares, which may be issued pursuant to options, which options are not currently exercisable.
14. Includes 857,143 Common Stock purchase warrants and 1,384,615 shares of common stock issuable upon conversion of notes.
15. Includes 857,143 Common Stock purchase warrants and 1,384,615 shares of common stock issuable upon conversion of notes.
16. Includes 714,286 Common Stock purchase warrants and 1,153,846 shares of common stock issuable upon conversion of notes.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                          owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Seneca Capital International, Ltd.                          (1)                28,148,395            28,148,395             -

Seneca Capital L.P.                                         (1)                15,599,955            15,599,955             -

CFM Capital Ltd.                                            (2)                 7,924,713             7,924,713             -

Grenville Financial Ltd                                     (3)                 5,392,004             5,392,004             -

Pequot Scout Fund, L.P.                                     (4)                 5,293,041             5,293,041             -

Celeste Trust Reg.                                          (5)                 5,161,629             5,161,629             -

Esquire Trade and Finance, Inc.                             (6)                 5,161,629             5,161,629             -

Xelix Capital Limited                                       (7)                 3,962,356             3,962,356             -

Carrington Shipping, S.A.                                   (8)                 3,113,553             3,113,553             -

Discovery International Limited                             (9)                 2,461,386             2,461,386             -

Paeroa Investments Ltd                                      (10)                2,241,758             2,241,758             -

Prudential Securities C/F John W. Huffman - IRA Rollover
DTD 02/27/98                                                                    2,241,758             2,241,758             -

Kljakovic Family Trust                                                          1,868,132             1,868,132             -

Nancy Harvard                                                                   1,703,951             1,703,951             -

Nathan A. Low                                                *                  1,682,295             1,682,295             -

Salvatore Amato                                                                 1,494,506             1,494,506             -

Fairthorne Trading Limited                                  (10)                1,315,949             1,315,949             -

Munir Ahmad                                                                     1,293,166             1,293,166             -

David Manning Pate                                                              1,244,307             1,244,307             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                              the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
J.G. King                                                                       1,137,821             1,137,821             -

Espre Inc.                                                  (11)                1,000,000             1,000,000             -

Ogilvy Group Inc.                                           (12)                1,000,000             1,000,000             -

Union Development Corp.                                     (8)                   974,629               974,629             -

Pequot Navigation Offshore Fund, Inc.                       (4)                   934,066               934,066             -

John E. Tuchler                                                                   934,066               934,066             -

Kenneth J. McLeod & Suzanne E. McLeod JTTEN                                       934,066               934,066             -

Bobby Chani                                                                       934,066               934,066             -

Keshab M. & Ranjna K. Dholandas JTWROS                                            934,066               934,066             -

Jan V. Dauman                                                                     560,440               560,440             -

Acropolis Computing Inc.                                    (13)                  550,000               550,000             -

Aries Master Fund II                                        (14)                  533,332               533,332             -

Tehan Oh                                                                          528,986               528,986             -

Lester Levine                                                                     500,925               500,925             -

Royal Bank of Canada                                        (15)                  500,000               500,000             -

Jon Frost                                                                         476,190               476,190             -

Richard Etra and Kenneth Etra, JTWROS                                             458,695               458,695             -

MBF Consulting                                             *(16)                  452,381               452,381             -

Peter Ianace                                                (11)                  432,239               432,239             -

Mollick Etra - Etra Profit Share Plan / Trust                                     392,308               392,308             -

Scot Cohen                                                 *                      358,856               358,856             -

David Loewenstein                                                                 357,702               357,702             -

Thorpe Bay Corporation                                      (17)                  352,658               352,658             -

Digital Integration                                         (18)                  343,550               343,550             -

Roquemore Consulting                                        (19)                  314,143               314,143             -

Georgetown Vianet Partnership                               (20)                  301,328               301,328             -

Robert Eide                                                *(21)                  298,856               298,856             -


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                              the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Aegis Capital Corp.                                         (22)                  281,876               281,876             -

Libra Finance, S.A.                                         (23)                  278,888               278,888             -

Aries Domestic Fund, L.P.                                   (24)                  250,000               250,000             -

EIEI Home                                                   (25)                  250,000               250,000             -

Ladbrooke Trading Corp.                                     (8)                   250,000               250,000             -

Kevin Leonard & Melissa A. Leonard JTWROS                                         249,084               249,084             -

Jonathan P. Alcott & Justin J. Alcott JT                                          249,084               249,084             -

Brandt Hamby                                                                      249,084               249,084             -

Alan B. Cayton                                                                    249,084               249,084             -

Lori Kritzer                                                                      244,465               244,465             -

Blanche Etra                                                                      228,221               228,221             -

William Bossung                                                                   220,408               220,408             -

S.G.H. Ludwig Von Baden                                                           212,662               212,662             -

Simmonds Capital Limited                                    (26)                  208,332               208,332             -

Trackpower, Inc.                                            (27)                  200,000               200,000             -

John Gallagher                                                                    194,457               194,457             -

Leslie C. Quick, III                                       *                      176,328               176,328             -

Chris Chon                                                                        176,328               176,328             -

Vincent Testaverde                                                                176,328               176,328             -

Austrian Oil, Ltd.                                          (28)                  173,894               173,894             -

John Shaunfield Family Limited Partnership                  (29)                  150,661               150,661             -

Marcuard Cook & CIE, S.A.                                   (30)                  150,000               150,000             -

EIEI Home.com Inc.                                          (31)                  150,000               150,000             -

SCL Technologies                                            (32)                  150,000               150,000             -

Midas Finance, Inc.                                         (8)                   139,996               139,996             -

Harvey Bibicoff                                                                   132,239               132,239             -

Anthony Heller                                                                    123,428               123,428             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                              the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Clinton T. Rubin                                                                  123,428               123,428             -

A.G. Edwards C/F Michael S. Weber                                                 115,188               115,188             -

Abbey & Helene Berkowitz JTWROS                                                   100,000               100,000             -

Douglas & Marilyn Race JTWROS                                                     100,000               100,000             -

Konstantine J. Lucas & Beth Anne Lucas Family Trust                               100,000               100,000             -

Stan Goldin                                                                       100,000               100,000             -

Stephen Dulmage                                                                   100,000               100,000             -

Steven Howard                                                                     100,000               100,000             -

Stuart Snyder                                                                     100,000               100,000             -

Vision Corporate Consulting LLC                             (33)                  100,000               100,000             -

Boris Volman                                                                       96,978                96,978             -

E.C.G. Pension Plan                                         (34)                   88,161                88,161             -

R.P. Associates, LLC                                        (35)                   88,161                88,161             -

Bear, Stearns Securities Corp.F.B.O. Phyllis Charash                               88,161                88,161             -

Eric Fessler                                                                       88,161                88,161             -

Harry Adjmi c/o One Step Up                                                        88,161                88,161             -

Holzer Family Trust                                                                88,161                88,161             -

Richard Hahn & Birget Feldman Hahn JTWROS                                          88,161                88,161             -

Steve Rotter                                                                       88,161                88,161             -

Susan Zoref                                                                        88,161                88,161             -

Thomas Barnett Revocable Trust U.A.D. 3/18/7                                       88,161                88,161             -

Matthew Silverman; Susan A. Silverman                                              88,156                88,156             -

Richard Rostholder                                                                 88,156                88,156             -

Kerry Propper                                                *                     88,156                88,156             -

Louis Calderone                                              *                     88,156                88,156             -

Marc Berger                                                  *                     88,156                88,156             -

Hostales de Mercosur S.A.                                   (28)                   86,947                86,947             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Renfroe-Olena, Ltd.                                         (28)                   86,947                86,947             -

Alexandra Global Investment Fund I, Ltd.                    (36)                   83,332                83,332             -

Michael Gantcher                                                                   80,606                80,606             -

SGJ Limited                                                 (37)                   79,339                79,339             -

David L. Stetson                                           *                       79,339                79,339             -

Anthony Philip Towell                                                              79,339                79,339             -

Benjamin Brafman                                                                   79,339                79,339             -

Donald Prescott                                                                    78,829                78,829             -

J.E. Shaunfield Limited Partnership                         (29)                   75,330                75,330             -

Jolanda C.M. Schulte Wevers                                                        75,000                75,000             -

John E. Shaunfield, Jr.                                                            72,523                72,523             -

Malcolm Basner                                             *(38)                   72,011                72,011             -

Kenneth J. McLeod                                                                  70,528                70,528             -

Ronald Gayland Wardell                                                             70,000                70,000             -

Blvd. Anesthesia Associates P.C. Pension Plan DTD 1/1/89
FBO Dr. Alex Weingarten                                                            66,114                66,114             -

Blvd. Anesthesia Associates P.C. Pension Plan DTD 1/1/89
FBO Stuart Wollman                                                                 66,114                66,114             -

Herbert Spielman                                           *                       66,114                66,114             -

Keith W. Abell                                                                     66,114                66,114             -

Robert MacGregor                                                                   65,606                65,606             -

Josh Silverman                                                                     62,606                62,606             -

David W. Harrison                                                                  62,500                62,500             -

Richard Abbe                                                                       60,606                60,606             -

Preston Tsao                                                                       59,940                59,940             -

Howard Lorber                                              *(39)                   57,823                57,823             -

Jon Hale                                                                           54,054                54,054             -

Marc Freeman                                               *                       52,889                52,889             -

Charles P. Adkins                                                                  52,889                52,889             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Chris K. Kim                                                                       52,889                52,889             -

Vivian Ingrassia                                                                   52,889                52,889             -

WorldCorp Management Group, Inc.                            (40)                   52,000                52,000             -

Aries Domestic Fund II, L.P.                                (41)                   50,000                50,000             -

H.K. Partners                                               (42)                   50,000                50,000             -

Permaloc Corporation                                        (43)                   50,000                50,000             -

Hilados Escoceses, S.A.                                     (44)                   50,000                50,000             -

Ensambladora Latina, S.A.                                   (45)                   50,000                50,000             -

7 Charm LLC                                                 (46)                   50,000                50,000             -

Woodcrest Enterprises S.A.                                  (8)                    50,000                50,000             -

1047275 Ontario Ltd.                                        (47)                   50,000                50,000             -

Aaron W. Weingarten                                                                50,000                50,000             -

Armin Schillinger                                                                  50,000                50,000             -

Bear Stearns Securities Corp. c/o Anthony J. Pace IRA                              50,000                50,000             -

BNY Clearing Services LLC Cust FBO William G. Walters IRA                          50,000                50,000             -

Brian Usher-Jones                                                                  50,000                50,000             -

Carleton Block & Barbara Block TTEES of the Block Family Trust
DTD 12/13/82                                                                       50,000                50,000             -

Erik Kritzer                                                                       50,000                50,000             -

Glenn A. Jette                                                                     50,000                50,000             -

Golden Eagle Holdings, Ltd.                                 (48)                   50,000                50,000             -

Harry D. Forman Family Trust                                                       50,000                50,000             -

Jacqueline L. Towell                                                               50,000                50,000             -

Jeff Smith                                                                         50,000                50,000             -

Kyle H. Chaikin                                                                    50,000                50,000             -

Larry Gershman                                                                     50,000                50,000             -

Lorman Industries                                           (49)                   50,000                50,000             -

Martin A. Bienstock Profit Sharing Account                                         50,000                50,000             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Martin Pojar                                                                       50,000                50,000             -

Richard Tuch M.D. A Professional Corporation Defined Benefit
Plan                                                                               50,000                50,000             -

Ronald B. Sunderland                                                               50,000                50,000             -

Thomas S. Peters                                                                   50,000                50,000             -

Wallace N. Shaunfield                                                              50,000                50,000             -

Brian Berger                                                                       45,045                45,045             -

Bear Stearns Securities Corp F.B.O. Vincent G. Chase IRA        *                  44,078                44,078             -

John Romano                                                     *                  44,078                44,078             -

Kenneth Perlman                                                 *                  44,078                44,078             -

Ruth Greenwald                                                  *                  44,078                44,078             -

Amy Kuriloff                                                                       44,078                44,078             -

Bear, Stearns Securities Corp.F.B.O. Norman Basner                                 44,078                44,078             -

Bear, Stearns Securities Corp.F.B.O. Robert Frome                                  44,078                44,078             -

Blvd. Anesthesia Associates P.C. Pension Plan DTD 1/1/89                           44,078                44,078             -

Blvd. Anesthesia Associates P.C. Pension Plan DTD 1/1/89
FBO Dr. Chunil Ruder                                                               44,078                44,078             -

Hallman and Lorber Profit Sharing Plan                                             44,078                44,078             -

Jeffrey S. Podell Retirement Plan                                                  44,078                44,078             -

Keith Kantowitz                                                                    44,078                44,078             -

Kenard G. Strauss                                                                  44,078                44,078             -

Leonard Novick                                                                     44,078                44,078             -

Louis Perlman                                                                      44,078                44,078             -

Mark D. Bosses                                                                     44,078                44,078             -

Roger Fisher                                                                       44,078                44,078             -

Seong K. Kim                                                                       44,078                44,078             -

Stacey Cohen                                                                       44,078                44,078             -

Young-kon Lee                                                                      44,078                44,078             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Bruce Arnstein                                                                     41,424                41,424             -

Robert Logan                                                                       40,541                40,541             -

Mark Honigsfeld Revocable Living Trust                                             39,664                39,664             -

Accurate Office Supply, Inc.                                (50)                   38,939                38,939             -

L.C. Quick Jr. Descendants Trust, Under Agreement Dated
March 11, 1993, F.B.O. Peter Quick, Raymond A. Vogel
Trustee                                                       *                    37,662                37,662             -

XXI Technologies, LLC                                       (51)                   35,294                35,294             -

Todd Grassi                                                                        35,261                35,261             -

Jin-soo In                                                                         35,261                35,261             -

Louis Libin                                                                        34,374                34,374             -

Paul G. Tonon                                                                      34,374                34,374             -

Odyssey Capital LLC                                         (52)                   34,261                34,261             -

Lawrence and Ellen Newman JTWROS                                                   27,112                27,112             -

Allen Aven                                                                         27,027                27,027             -

Ben Hui                                                                            27,027                27,027             -

Bryan Turnage                                                                      27,027                27,027             -

Richard Hennigan                                                                   27,027                27,027             -

Andrew Finkelstein                                                                 26,439                26,439             -

Dana Stetson                                                                       26,439                26,439             -

Lori A. Bonaldi                                                                    26,439                26,439             -

Melissa Mason                                                                      26,439                26,439             -

Ronald I. Wagner                                                                   26,439                26,439             -

Alvin Luskey                                                                       25,000                25,000             -

Chris Mackie                                                                       25,000                25,000             -

Howard Murray Clentworth                                                           25,000                25,000             -

Hugh J. Weidinger                                                                  25,000                25,000             -

John F. Special                                                                    25,000                25,000             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
John P. Ryaby                                                                      25,000                25,000             -

John Zoraian                                                                       25,000                25,000             -

Jonathan Ohebshalom                                                                25,000                25,000             -

Lawrence & Donna Gillet JTWROS                                                     25,000                25,000             -

Louis & Suzy Libin JTWROS                                                          25,000                25,000             -

Michael S. Weber & Eve M. Weber JTWROS`                                            25,000                25,000             -

Steven Newman                                                                      25,000                25,000             -

William A. & Susan M. Sinclair JTWROS                                              25,000                25,000             -

Matthew Silver                                                                     24,997                24,997             -

James Favia                                                                        22,592                22,592             -

MKB Associates Inc.                                        *(53)                   22,036                22,036             -

Adrienne Grossman                                                                  22,036                22,036             -

Blvd. Anesthesia Associates P.C. Pension Plan DTD 1/1/89
FBO Dr. C.B. Ruder                                                                 22,036                22,036             -

Fred Greco and Marcia Greco JTWROS                                                 22,036                22,036             -

Julie Assael                                                                       22,036                22,036             -

Martin Orenstein and Marjorie Orenstein JTWROS                                     22,036                22,036             -

Michele Pesner                                                                     22,036                22,036             -

Murray H. Gross                                                                    21,149                21,149             -

Nancy Abbe Trust                                                                   20,000                20,000             -

Kenneth T. Lurich, Jr. and Madolyn Lurich, JT TEN                                  18,830                18,830             -

Richard Arnstein                                                                   18,830                18,830             -

Ted Grassi                                                                         18,830                18,830             -

Thomas F. Grassi                                                                   18,830                18,830             -

Vincent Santivasci                                         *                       17,628                17,628             -

Natalia Oblonsky                                                                   17,628                17,628             -

Balmor S.A.                                                 (6)                    17,593                17,593             -

David R. Dye                                                                       17,500                17,500             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Michael O. Bunsis                                                                  17,500                17,500             -

Ernie P. Ianace                                                                    16,665                16,665             -

Gary T. Elkins                                                                     16,665                16,665             -

Joan Menster                                                                       16,665                16,665             -

Rita Harvard                                                                       16,665                16,665             -

Robert P. Hughes                                                                   16,665                16,665             -

Steven & Tammy Dewolf                                                              16,665                16,665             -

HK Partners                                                *(54)                   15,859                15,859             -

E.B.M. Associates, Inc.                                     (55)                   15,239                15,239             -

Dermot Grady                                                                       15,062                15,062             -

Otto R. Kozak                                                                      13,214                13,214             -

SB Consults Group LLC                                       (56)                   12,500                12,500             -

Brigitte Ferrada                                                                   12,500                12,500             -

Ernest Dicker                                                                      12,500                12,500             -

Frank DeLeo & Rosalie DeLeo                                                        12,500                12,500             -

Jerry G. Jumper                                                                    12,500                12,500             -

John R. Luisi, Jr.                                                                 12,500                12,500             -

Miles & Lois Friedman                                                              12,500                12,500             -

Paul F. Newhouse & Susan M. Newhouse JTWROS                                        12,500                12,500             -

C& E Manufacturing, Inc.                                    (57)                   11,631                11,631             -

Eileen Freeman                                                                     11,292                11,292             -

Susanne Tierney                                                                    11,292                11,292             -

William A. Tollestrup                                                              11,292                11,292             -

Bob Cousin                                                                         10,811                10,811             -

Iouliia Poloubarinova                                                              10,500                10,500             -

Rachel Maurer                                                                      10,000                10,000             -

Merchants & Manufacturers Trust Limited                     (58)                    9,992                 9,992             -

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Shares
                                                                                                                       beneficially
                                                                           Shares beneficially                         owned after
                                                                           owned prior to the                               the
Selling stockholders                                                            offering           Shares offered        offering
------------------------------------------------------------------------------------------------------------------------------------
Robert T. Martin                                                                    9,412                 9,412             -

Mikhail A. Filimonov                                                                9,032                 9,032             -

BC Capital Corp.                                            (59)                    8,797                 8,797             -

Cooke & Cie                                                 (60)                    8,797                 8,797             -

Igor Sill                                                                           8,797                 8,797             -

Mier Morag                                                                          8,797                 8,797             -

Nathan Gantcher                                                                     8,797                 8,797             -

Rick Miller                                                                         8,797                 8,797             -

CounterPoint Master, LLC                                    (61)                    8,797                 8,797             -

RealProp Capital Corp.                                      (62)                    8,797                 8,797             -

Joseph & Polina Abramov JTWROS                                                      8,332                 8,332             -

Dimitri Sogoloff                                                                    7,530                 7,530             -

Lee Richardson                                                                      7,530                 7,530             -

Frederic Greenwald                                         *(63)                    6,813                 6,813             -

Steven & Lise Shankman JTWROS                              *                        6,772                 6,772             -

Barry Cohen                                                                         5,865                 5,865             -

Richard Ekstract                                                                    5,865                 5,865             -

Isaac Applebaum                                                                     4,398                 4,398             -

John Shulman                                                                        4,398                 4,398             -

Robert Stewart                                                                      4,398                 4,398             -

Elizabeth Disiere                                                                   3,762                 3,762             -

Lisa Jasicob                                                                        3,762                 3,762             -

Vadim M. Iosilevich                                                                 3,762                 3,762             -

Tom Weiner                                                                          3,673                 3,673             -

Martin Bier                                                *(64)                    2,344                 2,344             -

Walter Weiner                                                                       2,192                 2,192             -

Marcia Kucher                                                                       2,000                 2,000             -

Andree Jill Finkle                                                                  1,000                 1,000             -
                                                                              -----------           -----------        -------

                                                                              128,194,863           128,194,863             -
                                                                              ===========           ===========        ======

* The selling stockholder is deemed an "underwriter" within the meaning of
Section 2(ii) of the Securities Act of 1933.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Davis Parr may be deemed the control person of the shares owned by such entity.
(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Peter Leighton may be deemed the control person of the shares owned by such entity.
(3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Francois Morax may be deemed the control person of the shares owned by such entity.
(4) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, David J. Malat, Chief Accounting Officer - Pequot Capital Management, Inc., Investment Advisor may be deemed the control person of the shares owned by such entity.
(5) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Thomas Hackl may be deemed the control person of the shares owned by such entity.
(6) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gisela Kindle may be deemed the control person of the shares owned by such entity.
(7) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Jeremy Posner may be deemed the control person of the shares owned by such entity.
(8) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Renee Morris may be deemed the control person of the shares owned by such entity.
(9) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Khiatana Gibbons may be deemed the control person of the shares owned by such entity.
(10) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Edward Harmin may be deemed the control person of the shares owned by such entity.
(11) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Peter Ianace may be deemed the control person of the shares owned by such entity.
(12) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, J.P. Chad Scales, Senior Partner may be deemed the control person of the shares owned by such entity.
(13) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, William Joseph Goltz III may be deemed the control person of the shares owned by such entity.
(14) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Dr. Lindsay A. Rosenwald may be deemed the control person of the shares owned by such entity.
(15) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Tony S. Cestra may be deemed the control person of the shares owned by such entity.
(16) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Marc Freeman may be deemed the control person of the shares owned by such entity.
(17) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Geoffrey Bennett may be deemed the control person of the shares owned by such entity.
(18) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Greg Basile may be deemed the control person of the shares owned by such entity.
(19) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Jonathon Roquemore may be deemed the control person of the shares owned by such entity.
(20) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Charles B. Holzer may be deemed the control person of the shares owned by such entity.
(21) Includes (i) 94,700 shares and 139,398 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 64,758 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

(22) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Robert Eide may be deemed the control person of the shares owned by such entity.
(23) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Rar AL Najjab may be deemed the control person of the shares owned by such entity.
(24) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Dr. Lindsay A. Rosenwald may be deemed the control person of the shares owned by such entity.
(25) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gary N. Hokkanen - CFO may be deemed the control person of the shares owned by such entity.
(26) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, David O'Kell may be deemed the control person of the shares owned by such entity.
(27)  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, John Simmonds may be deemed the control person of the shares owned by such entity.
(28) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gordon Hill may be deemed the control person of the shares owned by such entity.
(29) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John E. Shaunfield, Sr. may be deemed the control person of the shares owned by such entity.
(30) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Marc Cook may be deemed the control person of the shares owned by such entity.
(31) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, David C. O'kell - Secretary may be deemed the control person of the shares owned by such entity.
(32) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Simmonds may be deemed the control person of the shares owned by such entity.
(33) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Laurel Moody may be deemed the control person of the shares owned by such entity.
(34) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Stephen Weschler may be deemed the control person of the shares owned by such entity.
(35) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Richard Propper may be deemed the control person of the shares owned by such entity.
(36) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Michail A. Filimonov may be deemed the control person of the shares owned by such entity.
(37) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Andrew Jewson may be deemed the control person of the shares owned by such entity.
(38) Includes (i) 25,720 shares and 37,864 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 8,427 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.
(39) Includes (i) 16,272 shares and 23,955 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 17,596 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.
(40) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Richard Ginsberg may be deemed the control person of the shares owned by such entity.
(41) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Dr. Lindsay A. Rosenwald may be deemed the control person of the shares owned by such entity.
(42) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Heather Ward may be deemed the control person of the shares owned by such entity.
(43) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Dan Zwier may be deemed the control person of the shares owned by such entity.
(44)  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934,
      C. E. Fleming - President may be deemed the control person of the shares owned by such entity.
(45)  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934,
      C. E. Fleming - President may be deemed the control person of the shares owned by such entity.
(46) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Jonathan Ohebshawm - Manager may be deemed the control person of the shares owned by such entity.
(47) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Richard Hamm may be deemed the control person of the shares owned by such entity.

(48) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, may be deemed the control person of the shares owned by such entity.
(49) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Lawrence Lorman may be deemed the control person of the shares owned by such entity.
(50) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Hadar Sieradzky may be deemed the control person of the shares owned by such entity.
(51) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Cliff Neuman may be deemed the control person of the shares owned by such entity.
(52) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Lori Freeman may be deemed the control person of the shares owned by such entity. Consists of 334,596 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.
(53) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Marc Berger may be deemed the control person of the shares owned by such entity.
(54) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Kathy Finneran may be deemed the control person of the shares owned by such entity.
(55) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Edward Martin may be deemed the control person of the shares owned by such entity.
(56) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Steven J. Alperin - Managing Member may be deemed the control person of the shares owned by such entity.
(57) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Craig Carson may be deemed the control person of the shares owned by such entity.
(58) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Adam Samuels may be deemed the control person of the shares owned by such entity.
(59) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, may be deemed the control person of the shares owned by such entity.
(60) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Marc Cook may be deemed the control person of the shares owned by such entity.
(61) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Andrew Brown may be deemed the control person of the shares owned by such entity.
(62) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Howard Katz may be deemed the control person of the shares owned by such entity.
(63) Includes (i) 1,702 shares and 2,506 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 2,605 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.
(64) Includes (i) 589 shares and 867 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 888 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

                              PLAN OF DISTRIBUTION

                  The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

             o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

             o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

             o An exchange distribution following the rules of the applicable exchange

             o    Privately negotiated transactions

             o Short sales or sales of shares not previously owned by the seller

             o A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

             o Short selling against the box, which is making a short sale when the seller already owns the shares.

             o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

             o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because certain of the selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements. Such shareholders have been denoted in the Selling Stockholders section by the use of an (*).

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties.

On December 31, 1998, Peter Leighton of Hamilton, Bermuda (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of 83,333 common shares of Take Two Interactive Software Inc. (having an original acquisition cost of $458,332) at their market value as of that date of $469,272. In consideration, Mr. Leighton received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at a price of $1.00 per share (after taking into consideration the Vianet/Radar Merger) and, effective March 25, 1999, was converted into Vianet Shares.

On December 31, 1998 Jeremy Posner of Haifa, Israel (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of a Promissory Note issued by Develcon on December 12, 1997 in the amount of $530,000. In consideration, Mr. Posner received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at the price of $1.00 per share and, effective March 25, 1999, was converted into Vianet Shares.

On March 23, 1999, convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the six months ended June 30, 1999, the Company repaid $200,000 and additional convertible demand notes of $30,000 were issued.

In March 1999, we agreed to issue warrants to purchase 760,000 shares of common stock to WorldCorp Management Group, Inc. (WCMG) at $1.10 to $1.72 per share.

In July 1999, we entered into a credit facility (the "Facility") with an entity that, at the time, Peter Leighton, our Chief Financial Officer, was a Director and Officer. The Facility was in the amount of $3,000,000, of which approximately $2,146,000 had been drawn down as of December 31, 1999. The Facility bore interest at 10% per annum and monthly fees of $15,000. We issued 300,000 warrants exercisable at price of $2.375 in consideration for the Facility. The Facility was secured by all of our major assets, including the shares of Vianet Labs and Vianet Access, and was repayable on March 31, 2000. In March 2000, we converted the Facility into 1,430,559 shares of common stock at $1.50 per share in exchange for the retirement of the $2,145,839 outstanding under the Facility. This transaction included the issuance of 1,430,559 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00. In 2000, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and
$2.2968, respectively.

In March 2000, Vianet's Board of Directors approved a two-year employment agreement with Bruce Arnstein, effective as of November 24, 1999, pursuant to which Mr. Arnstein was retained as Chief Operating Officer of the Company at an annual salary of $250,000. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet and is currently retained as a consultant. For a complete description of the employment agreement and consulting arrangement see Item 10. - Employment Agreements.

In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. In April 2001, the consulting agreement with Xelix Capital Limited was amended to provide for base fees to Xelix Capital Limited of $120,000 per year. For a complete description of these agreements see "Management - Employment Agreements".

In June 2000, the Company issued 370,000 shares of common stock to WCMG, as payment for services rendered. The payment included 270,000 shares issued in connection with the acquisitions of Vianet Labs and Vianet Access, which were accrued for in 1999. In addition, during the month of March 2000, the Company agreed to issue warrants to purchase 1,200,000 shares of common stock to WCMG at $3.00 to $12.00 per share, exercisable through 2004 with effective dates throughout 1999.

In October 2000, the Company issued 52,000 shares of common stock to WCMG, as payment for services rendered.

                          DESCRIPTION OF CAPITAL STOCK

The company has an authorized capital stock consisting of 100,000,000 common shares, $.001 par value, of which 33,643,848 shares are issued and 33,553,911 shares are outstanding, and 10,000,000 preferred shares, $.001 par value, none of which are issued and outstanding.

The Board of Directors has approved, and we intend to seek shareholder approval to authorize, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 300,000,000. As stated above, we currently have authorized capital stock of 100,000,000 shares and approximately 33,643,848 shares issued and 33,553,911 shares outstanding. In addition to the 33,553,911 shares of common stock outstanding, we have the following securities outstanding:

    o 58,916,859 warrants outstanding at an average exercise price of $1.05;

    o 3,851,500 options outstanding at an average exercise price of $0.35;

    o 677,316 shares of common stock issuable upon the conversion of debentures and convertible notes payable;

    o 64,151,922 shares of common stock issuable upon the conversion of secured convertible notes issued in connection with a financing completed in January 2001 through May 2001; and

    o 76,923,076 shares of common stock issuable upon the utilization of a credit line of up to $10,000,000 entered into in January 2001.

The issuance of all of the shares of common stock upon exercise of all warrants and options, conversion of debentures and notes, and utilization of the credit line would exceed the number of shares that we are currently authorized to issue. Accordingly, we will be seeking to increase the number of authorized shares of common stock to 300,000,000 in order to accommodate the total number of shares that we could be required to issue and to provide us greater flexibility with respect to our capital structure for such purposes as additional equity financing, and stock based acquisitions.

Common Shares

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Preferred Shares

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Class A, B, and C Warrants

As of May 7, 2001, Vianet had fully vested and exercisable outstanding class A, B, and C warrants to acquire a total of approximately 16,523,280 shares of common stock, which warrants are exercisable until February 2005. The class A warrants are exercisable at a price of $1.53 per share; the class B warrants are exercisable at a price of $1.91 per share; and the class C warrants are exercisable at a price of $2.29 per share. The exercise prices of the class B warrants and class C warrants are equal to 125% and 150% respectively, of the class A exercise price ($1.53). The exercise price and the number of shares issuable upon exercise of the class A, B and C warrants are subject to adjustment upon the occurrence of certain events, including:

o        subdivisions or combinations of the common stock;
o        reclassifications, consolidations or mergers; and
o        the issuance of common stock as a dividend on shares of common stock.

The class A, B and C warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

Notwithstanding the foregoing, in December 2000, we completed a partial tender offer for our class A, B and C warrants, pursuant to which the holders of 4,312,226 class A, B and C warrants elected to participate. The tender offer shall be completed upon effectiveness of the registration statement of which this prospectus forms a part, and shall result in (i) the issuance of 6,468,336 shares of common stock upon exercise price of 4,312,226 class A warrants and 2,156,113 class B warrants at a price of $0.01, yielding proceeds to Vianet of approximately $64,650, and (ii) the cancellation of 2,156,113 class B warrants and 4,312,226 class C warrants. Following the completion of the Tender Offer, we will have outstanding class A, B, and C warrants to acquire a total of approximately 3,586,602 shares of common stock.

The terms of the tender offer provide that 50% of the shares of common stock to be issued upon the exercise of the reduced price class A and B common stock purchase warrants shall be freely tradeable at such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission and the 50% balance of such shares of common stock shall be subject to a lock-up expiring on the earlier of (i) one hundred twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of any registration statement covering the resale of any shares sold in a private placement offering conducted by the Issuer.

In addition, as of May 9, 2001, Vianet had outstanding placement agent warrants to purchase up to approximately 395,359 shares and 465,938 class A, B and C warrants. The placement agent warrants are exercisable for a period of five years at a price of $100,000 per unit. The class A, B and C warrants issuable upon exercise of the placement agents warrants are identical to the class A, B and C warrants described above. Notwithstanding the foregoing, the holders of placement agent warrants to purchase 289,989 shares and 241,715 class A, B and C warrants elected to participate in the tender offer completed in December 2000. After giving effect to the tender offer, which shall be completed upon effectiveness of the registration statement of which this prospectus forms a part, Vianet shall have outstanding placement agent warrants, to purchase 105,370 shares and 87,829 class A, B and C warrants. In addition, Vianet shall have outstanding placement agent warrants to purchase up to an additional 289,989 shares of common stock and 362,573 warrants to purchase shares of common stock exercisable at a price of $0.01.

Class D Warrants

As of May 9, 2001, Vianet had fully vested and exercisable outstanding class D warrants to acquire a total of 6,108,286 shares of common stock. The class D warrants are exercisable until April 14, 2003, at a price of $4.50 per share. The exercise price and the number of shares issuable upon exercise of the class D warrants are subject to adjustment upon the occurrence of certain events, including:

o        subdivisions or combinations of the common stock;
o        reclassifications, consolidations or mergers; and
o        the issuance of common stock as a dividend on shares of common stock.

Any readjustment in the number of the exercise price of the class A, B and C warrants shall only apply to the unexercised portion of the warrants.

The class D warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

The holders of the class D warrants have granted a power-of-attorney to a duly authorized officer of Vianet to negotiate the terms and conditions of any lock-up agreement or any other restrictions on the right of such holder to sell his or its shares of common stock that may be imposed by any underwriter in connection with any proposed public offering or by Nasdaq in connection with any application for listing made by Vianet to Nasdaq.

Other Warrants and Options

As of May 9, 2001, Vianet had other outstanding warrants and options to acquire approximately 42,358,276 shares of common stock, exercisable at prices ranging between $0.01 and $12.00.

Recent Financing

         In this prospectus, we are registering an aggregate of 64,151,922 shares of Common Stock underlying an aggregate of $8,335,750 of 8% convertible debentures. Such debentures include $6,856,250 due on January 9, 2002, $734,500 due on April 9, 2002, $395,000 due on April 24, 2002, and $350,000 due on May 2,
2002.

         The 8% convertible debentures were issued to 28 investors pursuant to Subscription Agreements dated as of their respective purchase dates. Interest only payments are due quarterly commencing March 31, 2001, and the principal is due in one lump sum on their respective due dates. The number of shares of common stock issuable upon conversion of the convertible debentures is 64,151,922, based on a conversion price of $0.13 per share. We are required to register 200% of this amount, for a total of 128,303,844 shares. In addition, 22,712,298 shares underlying warrants are being registered. These warrants have an exercise price of .28875 per share.

         The conversion price for the convertible debentures is the lesser of
(i) $0.21, or (ii) 80% of the average of the three lowest closing bid prices of the common stock for the fifteen (15) trading days prior to but not including the conversion date, as defined in the convertible debenture. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 9.99%.

         The parties have made mutually agreeable standard representations and warranties. We have also entered into certain covenants including, but not limited to, the following: (i) we may not redeem the convertible debentures without the consent of the holder; (ii) we have agreed to incur certain penalties for untimely delivery of the shares. In connection with such transactions, we agreed to pay to certain finders cash fees of $39,100, warrants to purchase an aggregate of approximately 227,381 shares, and $56,250 principal amount of the Notes. The Notes are secured by all of our assets and approximately 3,800,000 shares (the "Secured Shares") owned by our Chairman and our CFO. We have agreed to issue 5% of the Secured Shares to the Chairman and the CFO and to replace any shares sold by the note holders in the event of a default on the Notes.

         In addition to the foregoing, in this prospectus we are registering an aggregate of 76,923,076 shares of Common Stock underlying a $10 million equity line of credit agreement that we entered into with a private investment group in January 2001. This equity line of credit is open for a two-year period. The terms of the agreement allow us to request funds on a monthly basis. The funds available to us each month from this line shall be based upon the average daily price of our shares on each separate trading day during the twenty two trading days following the delivery of our request for funds. There is a funding limit of $1.0 million in any one month. We will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty-two trading days following the date we request the funds. In order to secure the equity line of credit agreement, we agreed to pay to issue 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to the private investment group.

         We will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty-two trading days following the date we request the funds. The execution of the line of credit is dependent upon an approval by the Securities and Exchange Commission of a registration statement, which has not yet been filed with the Securities and Exchange Commission.

Rights of Warrantholders

From January through May of 2001, we issued five-year warrants to purchase an aggregate of 22,939,679 shares of common stock at a price not to exceed $0.28875. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including:

         o subdivisions or combinations of the common stock;
         o reclassifications, consolidations or mergers;
         o the issuance of common stock as a dividend on shares of common stock.

In addition, the exercise price of the warrants is subject to readjustment in the event that we shall at any time issue any shares of common stock prior to the complete exercise of the warrants for a consideration less than the purchase price that would be in effect at the time of such issue.

The lowering of the exercise price of the warrants and the sale of the underlying shares of common stock or even the potential of such exercise or sale may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants.

Transfer Agent

Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, will act as transfer agent and registrar for Vianet's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

Shares Outstanding and Freely Tradable After Offering.

Upon completion of this offering, we will have approximately 40,112,184 shares of common stock outstanding. The shares to be sold by the selling stockholders in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of Vianet, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

Lock-up Agreements.

o Entities controlled by the founders and directors of our company holding and aggregate of 3,800,000 shares of common stock have agreed, as part of our financing arrangement with Aegis, not to sell any portion of these shares until July 28, 2001.
o In connection with our acquisition of Develcon, we issued 196,461 shares of common stock that will not be freely tradeable until May 2001.
o In connection with our acquisition of Infinop, we issued 81,767 shares of common stock pursuant to a Stock Purchase Agreement between Infinop Holdings, Inc. and the stockholders. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a one-year period after their acquisition by exercise of the option or two-years from the granting of the option.

Purchasers of shares offered in Vianet's Tender Offer, completed in December 2000, have agreed not to sell 50% of the shares of common stock to be issued upon the exercise of the reduced price class A and B common stock purchase warrants until such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission and not to sell the remaining 50% balance of such shares of common stock until the earlier of (i) one hundred twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of a registration statement covering the resale of any shares sold in a private placement offering conducted by the Vianet.

Rule 144.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 401,822 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

Effect of Substantial Sales on Market Price of Common Stock.

We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for the Company by Sichenzia, Ross & Friedman LLP, New York, New York.

                                     EXPERTS

The financial statements of Vianet Technologies Inc. as of and for the period ended December 31, 2000 included in this registration statement have been audited by McGladrey & Pullen, LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Vianet Technologies Inc. as of and for the period ended December 31, 1999 included in this registration statement have been audited by Edward Isaacs & Company LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  Changes in and Disagreements with Accountants

In May 1999, Vianet and KPMG LLP mutually agreed to terminate their business relationship. The agreement to terminate the business relationship was determined to be final and effective as of June 30, 1999 only after discussions between the parties, which were completed on or about July 8, 1999. Vianet subsequently engaged Edward Isaacs & Company LLP as auditors. The Company's independent Audit Committee and Board of Directors unanimously approved the decision to retain Edward Isaacs & Company.

KPMG was the principal accountants for Vianet from April 28, 1999 until June 30, 1999. During the time that KPMG was the Company's principal accountants, KPMG never issued a report on the financial statements of Vianet. Furthermore, during the time that KPMG was the Company's principal accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report KPMG might have issued, except that the Form 8-K filed by the Company on June 7, 1999 did not include the opinion of the Company's principal accountants, and KPMG notified the Company that such report did not include disclosures regarding the fact that they believed that there was substantial doubt about the ability of Vianet to continue as a going concern. On August 17, 1999, Vianet filed a Form 8-K which included the audited historical financial statements for Vianet and the report of Edward Isaacs & Company LLP, the new principal accountants for Vianet, which report stated that there was substantial doubt about the ability of Vianet to continue as a going concern.

McGladrey & Pullen, LLP was appointed as our auditors in October 2000, following the receipt of notification that a majority of the partners of Edward Isaacs & Company, LLP had merged with McGladrey & Pullen, LLP.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                          Page No.
                                                                                                                          --------
Consolidated Financial Statements of
Vianet Technologies, Inc. and Subsidiaries:

     o Independent Auditors' Report                                                                                        F-2
     o Consolidated Balance Sheet - December 31, 2000                                                                      F-3
     o Consolidated Statements of Operations - Years Ended December 31, 2000 and 1999                                      F-4
     o Consolidated Statements of Cash Flows - Years Ended December 31, 2000 and 1999                                      F-5-6
     o Consolidated Statements of Shareholders' Equity (Deficiency) - Years Ended December 31, 2000 and 1999               F-7-10
     o Notes to Consolidated Financial Statements                                                                          F-11-31

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders Vianet Technologies, Inc.
Plano, Texas

We have audited the accompanying consolidated balance sheet of Vianet Technologies, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, deficiency in shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Vianet Technologies, Inc. and subsidiaries as of and for the year ended December 31, 1999 were audited by Edward Isaacs & Company LLP, independent auditors, the majority of whose partners merged with McGladrey & Pullen, LLP on October 2, 2000. Edward Isaacs & Company LLP's report, dated March 24, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vianet Technologies, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and their current and total liabilities exceed their current and total assets, respectively. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ McGladrey & Pullen, LLP

New York, New York
March 2, 2001, except Note 19 as to
which the date is April 12, 2001

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000

                                     ASSETS

Current Assets:
   Cash                                                                                                           $7,546
   Accounts receivable, net of allowance                                                                           4,092
   Receivable from related party                                                                                  31,668
   Prepaids and other current assets                                                                              52,021
                                                                                                                  ------

         Total Current Assets                                                                                     95,327
                                                                                                                  ------

Property and Equipment, net                                                                                      777,566
                                                                                                                 -------

Security Deposits                                                                                                235,872
                                                                                                                 -------

                                                                                                              $1,108,765
                                                                                                              ==========

                     LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accruals                                                                              $4,901,014
   Convertible notes payable                                                                                     500,000
   Demand notes payable                                                                                          200,000
   Note payable bank                                                                                           1,000,000
   Loans payable - related parties                                                                                 4,782
   Net liabilities of discontinued operations held for sale                                                      667,287
                                                                                                                 -------

            Total Current Liabilities                                                                          7,273,083
                                                                                                               ---------

Convertible Notes Payable (noncurrent)                                                                         1,125,000
                                                                                                               ---------

Deficiency in Shareholders' Equity:
   Common shares, $0.001 par value; 100,000,000 shares authorized;
      24,476,143 shares issued and 24,386,206 shares outstanding                                                  24,476
   Treasury stock                                                                                               (200,000)
   Subscription receivable                                                                                          (500)
   Additional paid-in capital                                                                                 31,447,655
   Warrants issued                                                                                            10,717,050
   Accumulated deficit                                                                                       (49,277,999)
                                                                                                            ------------

         Total Deficiency in Shareholders' Equity                                                             (7,289,318)
                                                                                                             -----------

                                                                                                              $1,108,765
                                                                                                              ==========

                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 Year Ended                 Year Ended
                                                                             December 31, 2000          December 31, 1999
                                                                             -----------------          -----------------
Revenue:
     Sales and services                                                          $485,569                    $55,752
     Interest and other income                                                    149,933                    110,390
                                                                                  -------                    -------

                                                                                  635,502                    166,142
                                                                                  -------                    -------

Costs and Expenses:
     Cost of goods and services sold                                              185,956                     21,604
     Selling, general and administrative                                        8,913,294                  5,208,109
     Research and development                                                   4,793,360                    412,404
     In-process research and development                                               --                  7,262,683
     Provision for impairment of long-lived assets                              3,892,685                         --
     Depreciation and amortization                                              2,124,204                    454,421
     Interest                                                                     523,633                    269,897
                                                                                  -------                    -------

                                                                               20,433,132                 13,629,118
                                                                               ----------                 ----------

Loss From Continuing Operations                                               (19,797,630)               (13,462,976)
                                                                              ------------               ------------

Discontinued Operations
     Operating loss                                                            (3,699,313)                (3,631,805)
     Loss on disposal                                                          (3,637,267)                (4,557,151)
                                                                               -----------                -----------

Loss From Discontinued Operations                                              (7,336,580)                (8,188,956)
                                                                               -----------                -----------

     Net Loss                                                                $(27,134,210)              $(21,651,932)
                                                                             =============              =============


Loss per share - basic and diluted
     Continuing operations                                                         $(0.92)                    $(2.56)
     Discontinued operations                                                        (0.34)                     (1.56)
                                                                                   ------                     ------

     Net Loss                                                                      $(1.26)                    $(4.12)
                                                                                  =======                    =======


Weighted average number of shares outstanding                                  21,558,152                  5,260,193
                                                                               ==========                  =========


                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Year Ended             Year Ended
                                                                                December 31, 2000      December 31, 1999
                                                                                -----------------      -----------------
Operating Activities:
     Net loss                                                                     $(27,134,210)           $(21,651,932)
     Adjustments to reconcile net loss to net cash used
        in operating activities:
          Loss from discontinued operations                                          3,699,313               3,631,805
          Loss on sale of Access                                                     1,250,880                      --
          Loss on sale of Develcon Electronics Ltd                                         --                4,557,151
          Provision for impairment of long-lived assets                              3,892,685                      --
          Purchased in-process research and development                                    --                7,262,683
          Depreciation and amortization                                              2,124,204                 454,521
          Imputed interest                                                             (36,558)                     --
          Unearned fees                                                                745,830                      --
          Provision for loss on receivables                                          1,461,034                      --
          Gain on sale of marketable securities                                             --                 (70,687)
          Issuance of equity instruments for services and interest                     417,487               2,892,862
          Increase (decrease) in cash attributable to changes in
              operating assets and liabilities:
                Prepaids and other current assets                                       23,891                  (3,187)
                Accounts receivable                                                      8,672                 (43,827)
                Assets of discontinued operations available for sale                (2,580,059)             (3,074,999)
                Accounts payable and accruals, and other                             4,089,411                 778,759
                                                                                     ---------              ----------

     Net Cash Used In Operating Activities                                         (12,037,420)             (5,266,851)
                                                                                   ------------             -----------

Investing Activities:
     Loans to Related Parties                                                          (89,253)                     --
     Purchase of Vianet Labs, net of cash acquired                                          --                (745,102)
     Proceeds from sale of marketable securities                                            --                 739,955
     Proceeds from note receivable from Develcon Electronics, Ltd.                      25,000                      --
     Capital expenditures                                                           (1,108,288)                (39,015)
     Security deposits                                                                 (29,372)                 (6,500)
                                                                                      --------                 -------

     Net Cash Used In Investing Activities                                          (1,201,913)                (50,662)
                                                                                    -----------                --------

Financing Activities:
     Issuance of common stock and warrants                                          13,042,607               2,129,703
     Loans from related parties                                                        (33,030)              1,977,646
     Repayment of convertible notes payable                                                --                 (200,000)
     Principal payments of long term debt                                              (27,799)                 (8,591)
     Proceeds from convertible notes payable                                                --                 530,000
     Proceeds from demand notes payable                                                150,000                      --
     Proceeds from subscriptions receivable                                                 --                 990,000
                                                                                    ----------                 -------

     Net Cash Provided By Financing Activities                                      13,131,778               5,418,758
                                                                                    ----------               ---------

     Net (Decrease) Increase In Cash And Cash Equivalents                             (107,555)                101,245

Cash and Cash Equivalents, beginning                                                   115,101                  13,856
                                                                                       -------                  ------

     Cash and Cash Equivalents, end                                                     $7,546                $115,101
                                                                                        ======                ========


Supplemental Disclosures of Cash Flow Information
     Cash paid for interest                                                           $105,227                $227,578
                                                                                      ========                ========


                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES


                                                                                        Year Ended            Year Ended
Noncash Transactions:                                                               December 31, 2000     December 31, 1999
                                                                                    -----------------     -----------------

Conversion of notes payable into common stock                                            $2,199,484           $2,739,272
                                                                                         ==========           ==========

Conversion of Series A Convertible Preferred Stock
   into common stock                                                                            $--           $1,000,000
                                                                                                ===           ==========

Issuance of common stock and warrants in return
   for loan receivable from Develcon Electronics, Ltd.                                     $750,000                  $--
                                                                                           ========                  ===

Issuance of common stock and warrants for account payable and accruals                   $1,288,125             $254,080
                                                                                         ==========             ========

Issuance of common stock for office lease                                                  $200,000                  $--
                                                                                           ========                  ===

Issuance of warrants for unearned fees                                                          $--             $745,830
                                                                                                ===             ========

Acquisition of Vianet Labs, Inc.:
   Fair value of assets acquired, net of cash                                                   $--          $10,145,650
   Liabilities assumed                                                                           --           (3,335,476)
   Common stock                                                                                  --           (6,065,072)
                                                                                                 --          -----------

Cash paid for acquisition                                                                       $--             $745,102
                                                                                                ===             ========

Acquisition of Vianet Access, Inc. (discontinued operations):
   Fair value of assets acquired                                                                $--           $4,505,207
   Liabilities assumed                                                                           --             (834,790)
   Common stock and options                                                                      --           (3,178,447)
                                                                                                 --           ----------

Cash paid and acquired in acquisition of discontinued operation                                 $--             $491,970
                                                                                                ===             ========

Acquisition and disposition of Develcon Electronics, Ltd.:
   Investment and advances                                                                      $--           $7,141,124
   Common stock, warrants and options issued                                                     --           (4,558,095)
                                                                                                 --           ----------

Cash used in discontinued operations                                                            $--           $2,583,029
                                                                                                ===           ==========

Treasury stock in connection with settlement of receivable                                 $200,000                  $--
                                                                                           ========                  ===

Issuance of Common stock for debt (Develcon creditors)                                          $--             $921,878
                                                                                                ===             ========

Issuance of warrants for technology license acquired
   from Develcon                                                                                $--             $536,547
                                                                                                ===             ========

                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                      FOR THE YEAR ENDING DECEMBER 31, 1999
                                   Page 1 of 2

                                                           Convertible
                                                        Preferred Stock                Common Stock              Additional
                                                       --------------------          ---------------------         Paid-In
                                                       Shares        Amount          Shares         Amount         Capital
                                                       ------        ------          ------         ------         -------

Balances at December 31, 1998                           250,000      $1,000,000     1,400,000         $1,400         $2,100

Issuance of common stock in
    connection with Radar merger                             -               -      1,000,000          1,000              -

Conversion of preferred stock                         (250,000)      (1,000,000)    1,000,000          1,000        999,000

Issuance of common stock and warrants
    for services                                             -               -        216,166            216        498,263

Issuance of common stock in
    connection with Develcon acquisition                     -               -      2,585,488          2,586      3,453,186

Issuance of common stock in
    connection with restructuring of debt                    -               -        120,000            120        352,755

Exercise of stock options                                    -               -          1,626              2          5,201

Issuance of common stock and warrants in
    connection with Develcon disposition                     -               -        183,332            183        312,317

Conversion of notes payable                                  -               -      2,739,272          2,739      2,736,533

Convertible debt issued with warrants                        -               -              -              -              -

Issuance of common stock and options in
    connection with Vianet Labs, Inc. acquisition            -               -      1,535,454          1,535      6,063,537

Issuance of common stock in connection
    with Vianet Access, Inc. acquisition                     -               -      2,500,000          2,500      3,175,947

Issuance of common stock and warrants                        -
    private placements                                       -               -      1,396,971          1,397      1,676,750

Net loss                                                     -               -              -              -              -

Balances at December 31, 1999                                -              $-     14,678,309        $14,678    $19,275,589
                                                             =              ==     ==========        =======    ===========


                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                      FOR THE YEAR ENDING DECEMBER 31, 1999
                                   Page 2 of 2

                                                                                                               Total
                                                Warrants     Unearned    Subscription       Accumulated      Shareholders'
                                                 Issued        Fees       Receivable           Deficit          Equity
                                                --------     --------    ------------       ------------     -------------
Balances at December 31, 1998                    $  --              $--     $(990,500)         $(491,857)        $(478,857)

Issuance of common stock in
    connection with Radar merger                    --               --            --                 --             1,000

Conversion of preferred stock                       --               --       990,000                 --           990,000

Issuance of common stock and warrants
    for services                             3,332,486         (745,830)           --                 --         3,085,135

Issuance of common stock in
    connection with Develcon acquisition            --               --            --                 --         3,455,772

Issuance of common stock in
    connection with restructuring of debt           --               --            --                 --           352,875

Exercise of stock options                           --               --            --                 --             5,203

Issuance of common stock and warrants in
    connection with Develcon disposition       968,292               --            --                 --         1,280,792

Conversion of notes payable                         --               --            --                 --         2,739,272

Convertible debt issued with warrants          254,080               --            --                 --           254,080

Issuance of common stock and options in
    connection with Vianet Labs, Inc.
    acquisition                                     --               --            --                 --         6,065,072

Issuance of common stock in connection
    with Vianet Access, Inc. acquisition            --               --            --                 --         3,178,447

Issuance of common stock and warrants -
    private placements                         446,353               --            --                 --         2,124,500

Net loss                                            --               --            --        (21,651,932)      (21,651,932)
                                                    --               --            --       ------------      ------------

Balances at December 31, 1999               $5,001,211        $(745,830)        $(500)      $(22,143,789)       $1,401,359
                                            ==========        ==========        ======      =============       ==========


                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                      FOR THE YEAR ENDING DECEMBER 31, 2000
                                   Page 1 of 2

                                                         Common Stock           Additional
                                                     ---------------------       Paid-In           Treasury        Warrants
                                                     Shares         Amount       Capital            Stock           Issued
                                                     ------         ------       -------            -----           ------

Balances at December 31, 1999                      14,678,309      $14,678       $19,275,589          $--        $5,001,211

Unearned fees earned during 2000                           --           --                --           --                --

Issuance of common stock and warrants
    for services                                      550,167          550         1,449,890           --           146,431

Issuance of common stock and warrants -
    private placements                              7,317,657        7,319         7,448,029           --         5,569,408

Issuance of common stock in
    connection with settlement of debt              1,680,559        1,680         2,947,804     (200,000)               --

Issuance of options for services                           --           --           104,741           --                --

Exercise of stock options                              66,651           66            17,785           --                --

Adjustment of shares of common stock
    previously issued in connection
    with Develcon Disposition                         (22,000)         (22)               22           --                --

Issuance of common stock in lieu
     of interest payments                               4,000            4             3,996           --                --

Issuance of common stock in connection
    with Vianet Access, Inc. acquisition                  800            1                (1)          --                --

Issuance of common stock in connection
    with office lease                                 200,000          200           199,800           --                --

Net loss                                                   --           --                --           --                --
                                                           --           --                --           --                --

Balances at December 31, 2000                      24,476,143      $24,476       $31,447,655    $(200,000)      $10,717,050
                                                   ==========      =======       ===========    ==========      ===========

                   See Auditors' report and the accompanying
               notes to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                      FOR THE YEAR ENDING DECEMBER 31, 2000
                                   Page 2 of 2

                                                                                                                 Total
                                                       Unearned     Subscription        Accumulated          Shareholders'
                                                         Fees        Receivable           Deficit               Equity
                                                       ---------    ------------        -----------          -------------
Balances at December 31, 1999                          $(745,830)      $(500)            $(22,143,789)          $1,401,359

Unearned fees earned during 2000                         745,830          --                       --              745,830

Issuance of common stock and warrants
    for services                                              --          --                       --            1,596,871

Issuance of common stock and warrants -
    private placements                                        --          --                       --           13,024,756

Issuance of common stock in
    connection with settlement of debt                        --          --                       --            2,749,484

Issuance of options for services                              --          --                       --              104,741

Exercise of stock options                                     --          --                       --               17,851

Adjustment of shares of common stock
    previously issued in connection
    with Develcon Disposition                                 --          --                       --                   --

Issuance of common stock in lieu
     of interest payments                                     --          --                       --                4,000

Issuance of common stock in connection
    with Vianet Access, Inc. acquisition                      --          --                       --                   --

Issuance of common stock in connection
    with office lease                                         --          --                       --              200,000

Net loss                                                      --          --              (27,134,210)         (27,134,210)
                                                              --          --              ------------          -----------

Balances at December 31, 2000                                $--      $(500)             $(49,277,999)         $(7,289,318)
                                                             ===      ======             =============         ============


                See Auditors' report and the accompanying notes
                   to these consolidated financial statements.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

1.      Organization and Business

        Vianet Technologies, Inc. ("Old Vianet") was incorporated in the State of Delaware, U.S. on March 20, 1998 initially to acquire Develcon Electronics, Ltd. ("Develcon") (see Note 3) and a license to utilize SPS Technology ("SPS") developed by NewCom Technologies, Inc. SPS is a technology developed to exploit the convergence of telecommunications and data transmission methods. In 1999, through the merger and acquisitions described below, Vianet is a publicly owned company engaged in the business of designing, manufacturing and marketing advanced data compression technologies and computer networking products that allow customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

        Merger with Radar Resources, Inc.:

        In March 1999, Old Vianet, entered into a Merger Agreement with Radar Resources, Inc., a Nevada Corporation ("Radar"), under the terms of which Radar and Old Vianet merged through an exchange of shares (the "Merger"). Radar was a public company subject to reporting obligations under Section 15(d) of the Securities Exchange Act of 1933, as amended, and had not previously been engaged in any business activity or had any assets or liabilities. Radar's authorized capital is 100,000,000 shares of par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at the date of the merger. Subject to the terms and conditions of the Merger Agreement, Radar issued to the shareholders of Old Vianet, four shares of fully paid and non-assessable shares of the Company's common stock, $.001 par value ("Common Stock") per share in exchange for each share of Old Vianet's outstanding common stock. The existing common shareholders of Old Vianet received 1,400,000 shares of common stock of the Merged Company in exchange for the 350,000 shares then outstanding. All shares of Old Vianet's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger were deemed to have been converted into an aggregate of 250,000 shares of Old Vianet's common stock and the Series A Convertible Preferred shareholders received 1,000,000 shares of Common Stock of the Company. Further, holders of Old Vianet convertible notes payable received 2,739,272 shares of common stock. For accounting purposes, Old Vianet was considered to be the acquirer in a reverse acquisition accounted for as a purchase. All share amounts have been retroactively restated to reflect the reverse acquisition. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. References hereinafter to "Vianet" or "the Company," refer to Vianet Technologies, Inc., a Nevada corporation, together with its subsidiaries.

        In June 2000, the Company reincorporated under the laws of the State of Delaware.

2.      Significant Accounting Policies

        Basis of Consolidation:

        The consolidated financial statements include the accounts of Vianet Technologies, Inc. (Vianet) and its wholly-owned subsidiaries, Vianet Labs, Inc. (Labs), Vianet Access, Inc. (Access) and Develcon and its subsidiaries (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated. On December 31, 1999, Vianet sold Develcon (see Note 3), accordingly, the 1999 consolidated financial statements have been restated to reflect Develcon as a discontinued operation. On January 12, 2001, Vianet disposed of the intellectual property relating to Access. For accounting purposes the effective date of this disposal is December 31, 2000 (see Note 5). Accordingly, the consolidated financial statements have been restated to reflect Access as a discontinued operation.

        Cash and Cash Equivalents:

        Cash and cash equivalents include cash held in banks and time deposits having original maturities of three months or less.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

2.      Significant Accounting Policies (Continued)

        Reclassification:

        Certain reclassifications, in addition to the restatement for discontinued operations, have been made to the 1999 consolidated financial statements to conform to the 2000 presentation.

        Foreign Currency:

        Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of operations. For the twelve-month period ended December 31, 1999, the Company recorded $73,200 in realized foreign exchange transaction losses.

        Joint Venture:

        The Company accounts for its investment in a joint venture under the equity method of accounting.

        Long-lived assets:

        Long-lived assets are reviewed whenever indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the related asset carrying amounts.

        Property and Equipment:

        Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from two to seven years. In 2000, the Company evaluated the impairment of property and equipment and as a result recorded a $257,123 reduction in its' carrying value, which is included in the provision for impairment of long-lived assets in the consolidated statement of operations.

        Technology Licenses:

        Technology licenses consist of purchased technology and are being amortized on a straight-line basis over their estimated useful lives of five years. In 2000, the Company evaluated the impairment of technology licenses and as a result recorded a $707,060 reduction in their carrying value, which is included in the provision for impairment of long-lived assets in the consolidated statement of operations.

        Goodwill:

        The excess of the cost over the fair value of net assets acquired in the purchases of businesses is recorded as goodwill and is amortized on a straight-line basis over their estimated useful lives of three to six years. In 2000, the Company evaluated the impairment of intangible assets from the acquisition of Labs and as a result recorded a $2,928,166 reduction in the carrying value, which is included in the provision for impairment of long-lived assets in the consolidated statement of operations.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

2.      Significant Accounting Policies (Continued)

        Use of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Significant Estimates - Fair Value of Common Stock and Warrants:

        Management has determined the fair value of the Company's common stock and warrants issued in connection with the acquisitions of Labs and Access, the acquisition and disposition of Develcon, and the consideration for certain services performed based upon good faith estimates which consider the quoted market value of the Company's common stock, the restrictions on the securities and the dilution and impact on the market, if all such stock and warrants were registered and fully tradable.

        Stock Option Plan:

        The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

        Net Loss Per Share:

        Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options and warrants. Computation of diluted loss per share is not reflected, because including potential common shares will result in an anti-dilutive per share amount due to the loss in the periods.

        Comprehensive Income:

        The Company reports and presents comprehensive income and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations.

        Fair Value of Financial Instruments:

        Statement of Financial Accounting Standards ("SFAS") No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purposes of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturity of underlying financial instruments. The Company believes it is not practical to estimate a fair value of the Noncurrent convertible notes payable at December 31, 2000 different from its carrying value as the fair value is not readily determinable.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

2.      Significant Accounting Policies (Continued)

        Income Taxes:

        The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Research and Development:

        Software development costs, which are required to be capitalized pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," are being amortized on a straight-line basis over three years, the estimated useful life of the software products. In 2000, the Company evaluated the impairment of capitalized software development costs due to the uncertainty of future revenues generated from the sale of these products and as a result recorded a $258,799 reduction in their carrying value, which is included in research and development in the consolidated statement of operations.

        Segment Reporting:

        Effective July 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superceded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the results of operations, financial position, or the disclosure of segment information because the Company operates only in one segment.

        Going Concern:

        The Company has incurred recurring losses from operations, and as of December 31, 2000 the Company's current liabilities exceeded current assets by $7,177,756 and total liabilities exceed total assets by $7,289,318.The Company is in technical default of certain covenants contained in its agreement with certain promissory note holders. The note holders of the promissory note(s) may, at their option, give notice to the Company that amounts are immediately due and payable. Also, the Company does not have cash necessary to fund current operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has implemented a cost reduction plan and reduction in product offerings and is also attempting to raise additional capital. The accompanying Consolidated Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

3.       Acquisition and Subsequent Disposition of Develcon Electronics, Ltd.

         Acquisition:

         On February 12, 1999, the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon Electronics, Ltd (Develcon). The Arrangement became effective on May 17, 1999. The former shareholders and creditors of Develcon were issued 2,585,488 shares of the Company's common stock. The acquisition was accounted by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of the net assets acquired was allocated to goodwill. The purchase price of Develcon was determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon.

         Disposition:

         On December 31, 1999, the Company completed the sale of Develcon to an entity controlled by the President of Develcon, Thorpe Bay Corporation (Thorpe Bay). Under the terms of the agreement Thorpe Bay acquired all the issued and outstanding shares of Develcon for $2,500,000. The $2,500,000 is payable by Develcon at the end of five years without interest (recorded at present value with interest imputed at 9% of $624,828, net of allowance of $1,000,000, at December 31, 1999). In
         2000, the Company assumed an additional $750,000 receivable from Develcon. In addition, the Company accrued interest of $36,559 and received a payment of $25,000. During 2000, the Company concluded that collection of this receivable is doubtful, accordingly, the Company recorded an additional provision of $1,386,387, which is included in loss on disposal in the consolidated statement of operations for the year ended December 31, 2000.

         The Company is contingently liable for bank debt of Develcon of CDN$1,500,000 (approximately US$1,000,000). During 2000, management concluded that it would need to fulfill its guarantee of this debt. As a result, the entire amount of this bank debt has been accrued and included in note payable - bank on the consolidated balance sheet as of December 31, 2000 and loss on disposal in the consolidated statement of operations for the year then ended. As such, the total provisions for losses related to Develcon approximated $2,386,000 at December 31, 2000 and $1,000,000 at December 31, 1999. The consolidated statements of operations and cash flows for the years ended December 31, 2000 and 1999 reflect Develcon as a discontinued operation.

         In January 2001, the Company arranged to settle the contingent Bank Debt by issuing 500,000 restricted common shares to Royal Bank Capital Corp. (the "Bank"). The Company is obligated to issue as many as 500,000 additional shares of common stock in December 2001 in the event that the Company's shares trade below $3 in the period prior to December 2001. In return, the Bank assigned its entire interest in Develcon's indebtedness to the Company.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

4.      Acquisition of Infinop Holdings, Inc.

        On May 19, 1999, the Company entered into a letter of intent to acquire 100% of Infinop Holdings, Inc. ("Infinop") of Denton, Texas, a privately held corporation, in exchange for common shares of Vianet. Upon completion of the acquisition on October 12, 1999, the Company issued 1,495,454 common shares to Infinop's shareholders and issued options to purchase an aggregate of 598,467 shares of its common stock upon assumption of Infinop's Stock Option Plan. In connection with the acquisition, 40,000 shares of common stock were issued to a shareholder and 180,000 shares of common stock are to be issued to an entity related in ownership to the Company in exchange for services rendered. In addition, $1,125,000 of convertible debentures previously issued by Infinop are convertible into 370,170 shares of the Company's common stock, should the holders each elect to convert such debentures. Finally, the Infinop shareholders have the right to receive additional consideration in the form of shares of common stock or cash based upon the royalties earned with respect to certain software licensing agreements. Concurrent with the acquisition, Infinop was renamed Vianet Labs, Inc. ("Labs"). The acquisition was accounted for as a purchase.

        The total purchase price of Labs and its allocation among the tangible and intangible assets and liabilities acquired (including in-process research and development) is summarized as follows:

        Total purchase price:

        Value of stock issued to shareholders of Infinop             $3,292,000
        Value of stock issued for services                              898,000
        Value of stock options assumed                                2,685,000
        Transaction costs                                               323,000
        Advances to Infinop                                             774,000
                                                                        -------

                                                                    $ 7,972,000
                                                                    ===========
       Purchase price allocation:

        Tangible assets                                                $315,000
        Intangible assets - Goodwill                                  4,903,000
        In-process research and development                           4,957,000
        Tangible liabilities                                         (2,203,000)
                                                                    -----------

                                                                    $ 7,972,000
                                                                    ===========

        The Company recorded a charge of $4,957,000 upon consummation of the acquisition for acquired in-process research and development related to development projects that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that each in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with engineering personnel from both the Company and Labs. The value was determined by estimating the costs to develop the acquired in-process technology into commercially viable products, estimating the resulting net cash flows from such projects, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The discount rate includes a factor that takes into account the uncertainty surrounding the successful development of the acquired in-process technology. If these projects are not successfully developed, future revenue and profitability of the Company will be adversely affected.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

4.      Acquisition of Infinop Holdings, Inc. (Continued)


         Pro forma Financial Information:

         The following unaudited pro forma consolidated results of continuing operations are presented as if the acquisitions had been made at the beginning of the periods presented:

                                                                  Year Ended
                                                              December 31, 1999
                                                              -----------------
        Sales                                                  $  2,149,000
        Loss from continuing operations                         (11,181,000)
        Loss per share - continuing operations                 $      (1.17)

         The pro forma consolidated results of operations include adjustments to give effect to the amortization of goodwill and exclude the charges for purchased in-process research and development.

         The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the purchase been made at the beginning of the period presented or the future results of the combined operations.

5.      Acquisition and disposition of PSI Communications, Inc.:

        In July 1999, the Company entered into an agreement whereby it would provide PSI Communications, Inc. (PSI) with $500,000 of interim financing in exchange for an option to acquire PSI.

        On December 30, 1999, the Company exercised its option and completed the acquisition for consideration consisting of 2,500,000 common shares issued to PSI's shareholders and additional payments or issuance of common stock based on PSI's performance. Concurrent with the acquisition, PSI was renamed Vianet Access, Inc., ("Access"). The acquisition was accounted for as a purchase.

        The total purchase price of Access and its allocation among the tangible and intangible assets and liabilities acquired (including in-process research and development) is summarized as follows:

        Total purchase price:

        Value of stock issued to shareholders of PSI                 $3,178,000
        Value of stock issued for services                              276,000
        Transactions costs                                               63,000
        Advances to PSI                                                 492,000
                                                                        -------

                                                                    $ 4,009,000
                                                                    ===========
        Purchase price allocation:

        Tangible assets                                                $131,000
        Intangible assets - Goodwill                                  2,069,000
        In-process research and development                           2,306,000
        Tangible liabilities                                           (497,000)
                                                                      ---------

                                                                    $ 4,009,000
                                                                    ===========

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

5.       Acquisition and disposition of PSI Communications, Inc. (Continued)

         The Company recorded a charge of $2,306,000 upon consummation of the acquisition for purchased in-process research and development related to development projects that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that each in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with engineering personnel from both the Company and Access. The value was determined by estimating the costs to develop the acquired in-process technology into commercially viable products, estimating the resulting net cash flows from such projects, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The discount rate includes a factor that takes into account the uncertainty surrounding the successful development of the acquired in-process technology. If these projects are not successfully developed, future revenue and profitability of the Company will be adversely affected.

         In January 2001, Vianet entered into a Purchase Agreement (the "Agreement") with Vida Technologies, Inc. ("Vida Technologies") under the terms of which Vianet agreed to convey (i) all of it's ownership and exclusive rights to all intellectual property related to Access, and (ii) the fiber optic product lines of Vianet and Access, to Vida Technologies. Vida Technologies is a Texas corporation controlled by former employees of Access. The Agreement also provides that Access shall assign its existing agreements with iTouch Communications, Inc. and Huawei Technologies, Ltd. to Vida Technologies, that the Company shall provide Vida Technologies with use of its facilities for a period of 90 days, and that Vida Technologies shall have the option to purchase all assets of Access from Vianet for a period of six months at a price to be mutually agreed upon by both parties. In addition, Vianet has agreed to lift the restrictions on the stock certificates issued pursuant to the Agreement and Plan of Merger by and among Vianet Technologies, Inc., Vianet Access, Inc., PSI Communications, Inc., et. al. dated December 30, 1999. Finally, under the terms of the Agreement, Access shall assign its executive employment agreements to Vida Technologies, which agreements provided for aggregate salaries of $375,000 per annum and contained provisions that required payment of six months of salaries in the event of termination. As a result of the foregoing transaction, Vianet recorded a loss on disposal of $1,250,880 in 2000.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

6.      SPS Technology License

        The Company purchased a license for the SPS technology from NewCom Technologies, Inc. (the "Licensor") for $450,000. The license entitles the Company to use certain intellectual property rights. This "right to use" includes any patents associated with the SPS technology along with the current preferred embodiment of the patent. Royalty payments of 2.5% of Net Cash Received, as defined in the license agreement, on products manufactured and sold, licensed or services rendered by Vianet during the term of the license are due to the licensor. The Company may, at its option, pay a one-time royalty fee of $2.1 million at any time during the term. If such one time payment is made, the license shall become perpetual and no further royalties will be due under the license.

        The license provides the Company with all the source code and documentation required to allow the Company to integrate the technology into its products. The license provides for quarterly updates from NewCom of the hardware/firmware for the initial five-year term of the agreement. The intangible assets relating to SPS technology were reviewed during 2000, in light of the Company's implementation of a cost reduction plan and reduction in product offerings. This review indicated that the Company's intangible assets were impaired, based on the projected cash flows from SPS technology over the next five years. The cash flow projections take into account the net sales and expenses expected from SPS technology. Consequently, the company recorded a $247,500 reduction in its carrying value, which is included in the provision for impairment of long-lived assets in the 2000 consolidated statement of operations.

7.      Property and Equipment

        Property and equipment at December 31, 2000 consists of:

        Furniture and equipment                                      $1,106,404
        Leasehold improvements                                          245,953
                                                                        -------

                                                                      1,352,357

        Less: Accumulated depreciation                                  574,791
                                                                        -------

                                                                       $777,566
                                                                       ========

8.      Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities at December 31, 2000 consists of:

        Accounts payable                                             $3,498,380
        Accrued compensation and related costs                          889,272
        Liability for unissued shares                                    50,000
        Other accruals                                                  463,362
                                                                        -------

                                                                     $4,901,014
                                                                     ==========
                                      F-19

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

9.      Joint Venture:

        In April 2000, Vianet entered into a Joint Venture (the "Venture") with Opicom Co., Ltd., an entity controlled by a shareholder of Vianet. Vianet contributed $500,000 as part of its initial investment into the Venture. The Venture purchased a license from Vianet for certain technology for a single, one-time fee in the amount of $1,000,000 (subject to withholding tax imposed by the Korean Government). The Company received a net fee of $890,000. The Company accounts for its investment under the equity method of accounting and accordingly, $390,000 has been recorded as income and the balance as a reduction of the Company's investment in the Joint Venture to reflect the elimination of the inter-company profit. In consideration of the license fee, Vianet provided the Venture with an unlimited license for Wavelet compression products in the Korean Market.

        The following is a Summary of financial position and results of operations of the Venture for the year ended December 31, 2000:

                                                                    U.S. Dollars
                                                                    ------------
                      Current assets                                    $23,708
                      Intangible assets                                 918,828
                      Fixed assets                                       91,691
                      Other Assets                                      484,083
                                                                        -------

                      Total Assets                                    1,518,310
                                                                      =========


                      Liabilities                                      $555,543
                      Shareholders' Equity                              962,767
                                                                        -------

                      Total Liabilities and
                         Shareholders' Equity                        $1,518,310
                                                                     ==========


                      Gross profit                                         $388
                      Expenses                                          386,057
                                                                        -------

                      Net Loss                                         $385,669
                                                                       ========


10.     Demand Notes Payable

        Demand notes payable at December 31, 2000 consists of two notes for $25,000 each with interest at 8%. In addition, in November 2000, the Company borrowed $150,000 from two lenders.

11.     Convertible Notes Payable

        At December 31, 2000, convertible note payable consists of an 11% note payable, with a principal balance of $500,000. The note is convertible at the holder's option, at the rate of one share of the Company's common stock for every $3.75 of principal outstanding. Included in accounts payable and accrued expenses are $55,000 of interest accrued through December 31, 2000. The note is currently in default and is thus classified as a current liability.

        Separately, in 1999, the Company issued the noteholder a two-year option to purchase 50,000 shares of common stock at $5 per share.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

12.        Convertible Notes Payable (Noncurrent)

           Upon acquisition by the Company of Infinop (see Note 4), the Company assumed convertible notes payable of $1,125,000, with interest ranging from 6% to 8%, which are convertible into a maximum of 370,170 shares of common stock through September 30, 2002.

13.        Common Stock and Warrants

           In July 1999, pursuant to a private placement offering, the Company issued 100,000 shares of common stock and 55,000 common stock purchase warrants, exercisable at $6.60 per share for $550,000. The placement agent received $50,000 and 10,000 shares of common stock, with a fair value of $38,750, in connection with the transaction.

           In August 1999, a modification of Develcon's banking facilities with Royal Bank Capital Corporation (RBCC) was completed which resulted in the Company issuing RBCC 120,000 shares of common stock and warrants to purchase an additional 150,000 common shares, exercisable at $6.00 per share, with a fair value of $352,875.

           In December 1999, pursuant to a private placement offering for the sale of units with Aegis Capital Corp. (Aegis), as placement agent, the Company sold an aggregate of 1,274,972 shares of common stock and 3,824,916 common stock purchase warrants resulting from the sale of an aggregate of 19.125 units to accredited investors for net proceeds to Vianet of approximately $1,575,000. Each unit, with an offering price of $100,000 per unit, consisted of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. A portion of Aegis' commission of $33,000 relating to this closing was reinvested into
           0.33 units (21,999 shares of common stock and 65,997 common stock purchase warrants). Pursuant to the terms of the offering, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

           During 1999, the Company issued 206,166 shares of common stock, with a fair value of $459,730, in exchange for services rendered. Subsequent to December 31, 1999, the Company issued 270,000 shares of common stock to WorldCorp Capital Management Group, Inc. (WCMG), an affiliated entity, in payment for services rendered in connection with the acquisition of Labs and Access (see Notes 4 and 5).

           During 1999, in addition to the warrants issued in connection with the Company's various financing transactions, the Company issued warrants to purchase 3,067,350 shares of common stock at $0.01 to $12.00 per share, exercisable through 2004. The warrants, which were issued for services, include warrants to purchase 1,960,000 shares issued to WCMG.

           In January 2000, Vianet completed additional closings of the private placement offering with Aegis Capital Corp. (Aegis) as placement agent, in which 983,314 shares of common stock and 2,949,942 common stock purchase warrants were sold resulting from the sale of an aggregate of approximately 14.75 units to accredited investors for net proceeds to Vianet of approximately $1,333,000. Each unit consisted of an

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

13.       Common Stock and Warrants (continued)

          aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which were exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. A portion of Aegis' commission of $33,000 relating to these closings was reinvested into 0.33 units (21,997 shares of common stock and 65,991 common stock purchase warrants). In addition, Aegis received warrants to purchase an aggregate of approximately 3.45 units (or an aggregate of 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which are exercisable at a price of $100,000 per unit. Pursuant to the terms of the offering, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

          In January 2000, the Company issued 50,000 warrants to purchase common stock for services. The warrants have a two-year term and each warrant is exercisable at $5.00. In addition, the Company issued 20,000 common shares in exchange for legal services.

          In February 2000, pursuant to a private placement offering the Company sold 1,163,121 shares of common stock and 3,489,363 common stock purchase warrants. The private placement offering, which was completed with Donald & Co. (Donald) as placement agent, resulted in the sale of an aggregate of approximately 17.448 units to accredited investors for net proceeds to Vianet of approximately $1,410,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which were exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. Donald received warrants to purchase an aggregate of approximately 1.25 units (or an aggregate of 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit. In addition, Aegis participated in this closing and a portion of their commissions of $53,900 was reinvested into 0.539 units (or 35,933 shares of common stock and 107,799 common stock purchase warrants). Pursuant to the terms of the offering, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

          In March 2000, pursuant to a private placement offering the Company sold 326,666 shares of common stock and 489,999 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share. The private placement offering resulted in the sale of an aggregate of approximately 16.33 units to accredited investors for net proceeds to Vianet of approximately $861,000. Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

          In addition, in March 2000, the Company purchased a $1,000,000 (face amount) note receivable from Develcon Electronics, Ltd. (a former Subsidiary) held by a creditor of Develcon Electronics, Ltd. in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share and 375,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

          In April 2000, pursuant to stock purchase agreements, the Company issued 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants, exercisable for a three-year period at $4.50 per share for net proceeds to Vianet of approximately $5,130,000. The placement agents associated with this offering received warrants to purchase approximately 9.5 units (or approximately 190,000 shares of

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

13.        Common Stock and Warrants (continued)

           common stock and approximately 285,000 class D three year common stock purchase warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

           In April 2000, pursuant to a private placement offering the Company sold 1,606,195 shares of common stock and 2,409,292 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share. The private placement offering resulted in the sale of an aggregate of approximately 82.65 units to accredited investors for net proceeds to Vianet of approximately $4,640,000. Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

           In June 2000, the Company issued 370,000 shares of common stock to WorldCorp Capital Management Group, Inc. (WCMG), an affiliated entity, in payment for services rendered. The payment included 270,000 shares issued in connection with the acquisitions of Vianet Labs and Vianet Access, which were accrued for in 1999. The Company also issued 40,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock to three Directors of Vianet for services rendered in 1999.

           In June 2000, the Company issued 34,920 shares of common stock to shareholders that participated in the Aegis and Donald private placements. In August 2000, an additional 1,245,512 shares of common stock were issued to the shareholders that participated in the Aegis and Donald private placements. The shares were issued as consideration for delayed registration of the underlying securities purchased in the private placements, as well as for adjustments required due to a decrease in the market value of the Company's stock on the effective date of the registration statement relating to the securities purchased in the private placements. In addition, the exercise prices of the Class A, B and C common stock purchase warrants have changed from $2.00, $2.50 and $3.00, respectively, to $1.5312, $1.9140 and $2.2968, respectively.

           In September 2000, the Company issued 4,000 shares of common stock to shareholders in lieu of making interest payments on monies borrowed and repaid during the year. In addition, the Company issued 44,496 shares of common stock to shareholders pursuant to warrant agreements exercised during the period. Also, the Company exercised its right, pursuant to the lease agreement for office space in Texas, to issue 200,000 shares of the Company's common stock to be held in escrow for up to five years in exchange for the $350,000 cash deposit made at the lease commencement.

           Additionally, in October 2000, the Company issued 120,167 shares of common stock to vendors in exchange for services.

           In November 2000, the Company issued 22,155 shares of common stock pursuant to warrants exercised during the period.

           In December 2000, the Company completed a partial tender offer for our class A, B and C warrants, pursuant to which the Company agreed to (i) reduce the exercise price of 100% of the class A common stock purchase warrants from $1.53 to $0.01, and (ii) reduce the exercise price of 50% of the class B common stock purchase warrants from $1.91 to $0.01, in consideration of the holders of such securities agreeing to (i) exercise 100% of the reduced price class A and B common stock purchase warrants, and (ii) cancel the remaining class B and C common stock purchase warrants which they currently hold or one entitled to receive.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

13.       Common Stock and Warrants (continued)

          In addition, the terms of the Tender Offer provide that 50% of the shares of common stock to be issued upon the exercise of the reduced price class A and B common stock purchase warrants shall be freely tradable at such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission and the 50% balance of such shares of common stock shall be subject to a lock-up expiring on the earlier of (i) one hundred twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of any registration statement covering the resale of any shares sold in a private placement offering conducted by the Issuer.

          The completion of the Tender Offer, which shall occur upon the approval by the Securities and Exchange Commission of a registration statement shall result in the Company receiving an aggregate of approximately $64,650 from the exercise of our class A and B warrants.

14.       Related Party Transactions

          Convertible Notes Payable (Current):

          In 1999, convertible notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the year ended December 31, 1999, additional convertible notes of $30,000 were issued and the Company repaid $200,000.

          Credit Facility:

          In 1999, the Company entered into a $3,000,000 secured credit facility (the "Facility") with an entity that during 1999 was controlled by the President and Chief Executive Officer. In March 2000, the Facility was converted into 1,430,560 shares of common stock and 4,291,680 warrants to purchase common stock.

          Fees and Expenses:

          The Company paid consulting and management fees of approximately $126,200 in 2000 and 53,000 in 1999 to affiliated entities.

          Effective July 1, 1999, the Company's Chief Financial Officer and another executive are compensated through a management agreement with affiliated entities. Management fees of $374,000 were paid in 2000 and 185,000 were paid in 1999. As of December 31, 2000, the Company incurred liabilities of $93,492 to these entities, which is included in accounts payable and accruals on the consolidated balance sheet. In November 2000, the Company entered into an agreement to settle a $200,000 obligation of a former employee to Vianet in exchange for 89,937 shares of the Company's common stock. As such, the Company recorded Treasury stock in the amount of $200,000 on the December 31, 2000 consolidated balance sheet.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

15.      Income Taxes

         The difference between the statutory Federal income tax rate and the Company's effective tax rate for the periods ended December 31, 2000 and 1999 are as follows:

                                                                    2000              1999
                                                                    ----              ----
         Income tax benefit computed at statutory
         federal rate                                            $9,226,000        $7,362,000
         State income taxes, net of federal impact                1,628,000         1,299,000
         Non-deductible expenses                                 (4,107,000)       (3,065,000)
         Valuation allowance                                     (6,747,000)       (5,596,000)
                                                                 -----------       -----------

                                                                $         -        $        -
                                                                ============       ===========


         For Federal income tax purposes, the Company has unused net operating loss carryforwards of approximately $28,468,000 expiring through year 2020. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by the Internal Revenue Code Section 382 as a result of certain ownership changes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2000 are as follows:

         Deferred tax assets:                                        2000
                                                                     ----

             Net operating loss carryforward                       $11,388,000
             Valuation allowance - receivable from Develcon            955,000
                                                                   -----------

                                                                    12,343,000

             Less: Valuation allowance                             (12,343,000)
                                                                   ------------

         Deferred tax asset                                        $         -
                                                                   ============


         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of Federal net operating loss carryforwards.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

16.       Stock Incentive Plan

          The Company adopted a Stock Incentive Plan for employees (the Plan). The Plan permits the issuance of stock options to selected employees, officers and directors of the Company. Options granted may be either nonqualified or incentive stock options

          The Company has assumed options granted under Develcon's and Infinop Option Plans (Acquired Options). The Acquired Options were assumed by the Company outside of its stock option plan, and they are administered as if issued under their original plans. All of the Acquired Options have been adjusted to effectuate the conversion under the terms of the acquisitions between the Company, Develcon and Infinop. The Acquired Options generally become exercisable over a three-year period and generally expire ten years from the date of grant. No additional options will be granted under Develcon's or Infinop's plans. As part of the sale of Develcon, all unexercised options assumed from Develcon or granted to Develcon employees have been cancelled.

          The following table summarizes stock option activity for the year ended December 31, 2000 and 1999:

                                                         Number of               Weighted
                                                       Shares Subject        Average Exercise
                           Stock Option Activity         to Options          Price Per Share*
                           ---------------------         ----------          ----------------

          Outstanding, December 31, 1998                     440,000               $0.44
          Granted                                            820,000                3.97
          Assumed from Develcon plans                         61,951               10.30
          Assumed from Infinop plan                          598,467                0.39
          Cancelled                                         (410,325)               8.58
          Exercised                                           (1,626)               3.20
                                                              -------

          Outstanding, December 31, 1999                   1,508,467                0.53
                                                           =========


          Granted                                          1,063,500                0.44
          Exercised                                          (66,651)               0.27
                                                             --------

          Outstanding, December 31, 2000                   2,505,316                0.50
                                                           =========


        * On September 14, 2000 and December 8, 2000 the Board of Directors elected to adjust the exercise prices of outstanding options. These adjustments are reflected in the Weighted Average Exercise Price Per Share.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

16.       Stock Incentive Plan (Continued)

          The following table summarizes information about stock options outstanding and exercisable at December 31, 2000:

                                                       Options Outstanding                     Options Exercisable
                                                       --------------------                    --------------------
                                                                               Weighted                            Weighted
                                                        Weighted Average       Average                             Average
                                                          Contractual          Exercise                            Exercise
            Exercise Price        Number of              Remaining Life       price per        Number of          price per
              per share            Shares                   (Years)             Share           Shares              Share
              ---------            ------                   -------             -----           ------              -----

                 $0.23              338,930                  5.0                $0.23           338,930             $0.23
                 $0.44            1,823,500                  8.9                $0.44           806,380             $0.44
                 $0.46              183,015                  6.8                $0.46           179,710             $0.46
                 $1.50              150,000                  8.9                $1.50           150,000             $1.50
                 $5.47                9,871                  8.6                $5.47             7,615             $5.47
                                      -----                                                       -----

                                   2,505,316                 8.2                $0.50         1,482,635             $0.31
                                   =========                                                  =========

                                      F-27

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

16.           Stock Incentive Plan (Continued)

               The following table reflects pro forma net loss and loss per share had compensation cost been determined based on the fair value at the grant date for awards granted in the year ended December 31, 2000 and 1999 consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation":

                                                                   2000                   1999
                                                                   ----                   ----
              Net loss:
                            As reported                       $(27,134,210)            $(21,651,932)
                            Pro forma                         $(27,915,011)            $(21,965,262)

              Basic loss per share:
                            As reported                             $(1.26)                  $(4.12)
                            Pro forma                               $(1.29)                  $(4.18)

              These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

              The estimated fair value of each option granted included in the pro forma results is calculated using the minimum value calculation for the options issued prior to the Company becoming publicly traded, and the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants subsequent to the Company becoming publicly traded: For both 2000 and 1999, no common stock dividends paid; expected volatility of 75% and risk-free interest rates of 5.0% to 6.14%. Expected lives of 8.8 years for 2000 and 7.9 years for 1999. The weighted average fair values of options at their grant date during 2000 and 1999 were $2.05 and $2.06, respectively.

17.           Commitments and Contingencies

              Employment / Consulting Agreements:

              In connection with the Infinop and PSI acquisitions, the Company entered into two-year employment agreements with the principal shareholders and key employees, which provide for aggregate annual compensation of $1,380,000. As of December 31, 2000, Vianet is obligated for employment agreements, which provide for aggregate annual compensation of $300,000, the reduction in compensation obligations was due to settlements with former employees as well as assignments to Vida Technologies in connection with the Access Disposition (Note 5).

              Effective January 1, 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited ("CFM"), an entity owned and controlled by Vianet's Chief Financial Officer, and Xelix Capital Limited ("Xelix"), an entity owned and controlled by Vianet's Chairman. The agreements call for compensation to CFM Capital Limited of $250,000 and to Xelix Capital Limited of $120,000 per annum.

              In March 2000, Vianet's Board of Directors approved a two-year employment agreement with an executive, effective November 24, 1999. In addition, the employment agreement provided for Vianet to issue four-year options to purchase shares of common stock, which fully vest on November 1, 2000. Effective June 2000, the executive ceased his employment with Vianet, but continues as a consultant to the Company through July 31, 2001 under similar terms and conditions.
                                      F-28

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

17.           Commitments and Contingencies (continued)

              Leases:

              In April 2000, the Company entered into a lease agreement for office space in Plano, Texas. The term of the lease is sixty-two months. The annual rent for this facility is approximately $183,400 for the initial lease year, $220,000 in year 2, $239,200 in years 3 and 4, and $258,300 in year 5, plus the tenant's proportional share of operating and other expenses. A cash security deposit of $350,000 was paid in May 2000. In September 2000, the Company exercised its right, pursuant to the lease agreement, to issue 200,000 shares of the Company's common stock to be held in escrow for up to five years in exchange for the release of the $350,000 cash security deposit made in May 2000. Rent expense for the years ended December 31, 2000 and 1999 was approximately $280,000 and $69,000, respectively.

              Litigation:

              The Company is a defendant in an action for a breach of contract claim for outstanding invoices for services rendered. In March 2001, a default judgment was entered against the Company in this matter. The Company is currently engaged in discussions with the plaintiff regarding settlement of this matter, however no assurance can be given that an amicable settlement will be reached. In the event that the Company is unable to consummate a settlement of this matter, the Company anticipates that the plaintiff will seek to enforce collection of the default judgment. The $702,739 of outstanding invoices are included in accounts payable and accruals on the balance sheet at December 31, 2000.

18.           Fourth Quarter Adjustments

              Property and equipment:

              The Company evaluated the impairment of property and equipment (See Note 7) and as a result recorded a reduction in the carrying value by $257,123 in the fourth quarter 2000, which is included in provision for impairment of long-lived assets in the consolidated statement of operations.

              Technology Licenses:

              The Company evaluated the impairment of technology licenses (See
              Note 6) and as a result recorded a reduction in the carrying value by $707,060 in the fourth quarter 2000, which is included in provision for impairment of long-lived assets in the consolidated statement of operations.

              Goodwill:

              The Company evaluated the impairment of intangible assets from the acquisition of Labs (See Note 4) and as a result recorded a reduction in the carrying value by $2,928,166 in the fourth quarter 2000, which is included in provision for impairment of long-lived assets in the consolidated statement of operations.

              Discontinued operation:

              On January 12, 2001, Vianet disposed of the intellectual property relating to Access, for accounting purposes the effective date of this disposal is December 31, 2000 (see Note 5). As such, the financial statements have been restated to reflect Access as a discontinued operation. Accordingly, Vianet recorded a loss on disposal of $1,250,880 in the fourth quarter 2000.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

19.           Subsequent Events

              Common stock and warrants:

              In January 2001, the Company issued an aggregate of $2,100,000 principal amount of 8% Secured Convertible Notes (the "Notes") due January 9, 2002 in a private placement to eight investors. In addition, 9,999,999 five-year warrants were issued for shares of common stock at an exercise price not to exceed $0.28875, in connection with the issuance of the Notes. The exercise price of the warrants approximated 110% of the fair market value of our common stock at the time of issuance. Simultaneously with such transaction, the purchasers of 1,566,666 shares of the common stock issued pursuant to the April 2000 stock purchase agreements agreed to return such shares for cancellation in consideration for the issuance of convertible notes in an amount equal to their original purchase price for such shares. In connection with such transactions, the Placement Agents received cash fees of $103,750, warrants to purchase an aggregate of approximately 857,142 shares, and $56,250 principal amount of the Notes. The Notes are secured by all of the Company's assets and on approximately 3,800,000 shares (the "Secured Shares") owned by the Company's Chairman and our CFO. The Company has agreed to issue 5% of the Secured Shares to the Chairman and the CFO and to replace any shares sold by the note holders in the event of a default on the Notes. The Company continues to attempt to complete the placement of the balance of the Notes of $2,900,000.

              In January 2001, the Company issued 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to a private investment group in consideration of their agreeing to furnish a $10 million, 2-year equity line of credit. The terms of the agreement allows the Company to request funds on a monthly basis. The funds available each month from this line shall be based upon the average daily price of our shares on each separate trading day during the twenty two trading days following the delivery of our request for funds. There is a funding limit of $1.0 million in any one month. The Company will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty-two trading days following the date the Company requests the funds.

              The execution of the line of credit is dependent upon an approval by the Securities and Exchange Commission of a registration statement, which has not yet been filed with the Securities and Exchange Commission.

              In January 2001, the Company issued 1,294,999 shares of common stock in exchange for services performed and accrued for in 2000 approximating $473,000. In addition, the Company issued 238,095 shares of common stock and warrants to purchase 238,095 shares of common stock at $0.28875 per share as payment in full on a $50,000 outstanding debt.

              In January 2001, the Company issued 4,144,104 shares of common stock to shareholders that participated in the Aegis and Donald private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock six months after the effective date of the registration statement relating to the securities purchased in the private placements.

              In January 2001, the Company issued 500,000 shares of common stock to Royal Bank of Canada (RBC) in connection with the guarantee of Vianet pursuant to a loan agreement between Develcon and RBC. The shares were issued as consideration for a $1,000,000 note receivable from Develcon.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

19.           Subsequent Events (Continued)

              Common stock and warrants (Continued):

              In February 2001, the Company issued warrants to purchase 1,000,000 shares of the Company's common stock in connection with a distribution agreement. The warrants expire in two years and are exercisable at $0.25 per share. The warrants were issued to an entity controlled by the Company's Chief Executive Officer. In addition, the Company will issue additional warrants to purchase up to 2,000,000 shares of common stock at exercise prices of $0.25 to $0.50 per share expiring in two years from the date of issuance. The additional warrants will be issued on a pro rata basis based upon revenue resulting from the distribution agreement.

              In February 2001, the Company issued 281,876 shares of common stock to Aegis for services rendered in connection with a tender offer.

              In February 2001, in connection with a strategic marketing alliance with Ogilvy Group Inc. (Ogilvy) the Company issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. In addition, the Company will issue additional warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. The warrants will be issued on a pro rata basis based upon revenue resulting from the alliance.

              In March 2001, the Company issued 175,000 shares of common stock to entities providing consulting services in 2001.

              In March and April 2001, the Company issued 1,427,623 shares of common stock to an existing shareholder in connection with a $100,000 short-term loan to Vianet in January 2001 and the repricing of the shareholder's prior investments in the Company during 2000.

              In March 2001, the Company issued 2,437,553 and 1,218,777 warrants to purchase common stock to CFM and Xelix, respectively, at exercise prices of $0.16 per share. The warrants expire in 10 years. The number of shares to be issued upon exercise of such warrants is equal to 8% for CFM and 4% for Xelix of the outstanding number of shares of Vianet as of the issue date. During the term of the warrants, the holders are entitled to purchase from the Company, on the same terms as provided for in the warrant, additional shares equal to 8% and 4%, respectively, of the aggregate number of additional shares issued by the Company.

              In April 2001, the Company issued 343,550 shares of common stock in exchange for services performed and accrued for in 2000 approximating $51,500.

              In addition, in April 2001, the Company issued an additional $255,100 principal amount of Notes due April 6, 2002, to seven investors, and an additional 3,497,619 five-year warrants to purchase common stock. Simultaneously with the April 2001 transaction, the purchasers of 161,000 shares of the common stock and 241,500 warrants issued pursuant to the April 2000 private placement offering, agreed to return such shares and warrants in consideration for the issuance of convertible notes and warrants in an amount equal to their original purchase price for such securities. In connection with such transactions, the Placement Agents received cash fees of approximately $25,100 and warrants to purchase an aggregate of approximately 119,762 shares.

              Should the above transactions have been consummated at December 31, 2000, the effect on earnings per share would have been anti-dilutive.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or any other person to provide prospective investors with information or representations different from that contained in this prospectus. Prospective investors should not rely on any unauthorized information. This prospectus is not an offer to sell any security other than the common stock and common stock purchase warrants offered by this prospectus, nor does this prospectus offer to buy or sell any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

                                TABLE OF CONTENTS

                                      Page

Prospectus Summary
Risk Factors
Use of Proceeds.
Dilution
Dividend Policy
Capitalization
Market for Securities.
Selected Financial Information
Management's Discussion and
Analysis of Financial Condition
and Results of Operations.
History of the Company
Business
Management
Principal Stockholders
Selling Stockholders
Plan of Distribution
Certain Transactions
Description of Securities.
Shares Eligible for Future Sale.
Underwriting
Legal Matters.
Experts.
Index to Financial Statements..........................................      F-1

Until _________, 2001 (25 days after date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   V I A N E T

                          T E C H N O L O G I E S , I N C.

                       269,269,861 Shares of Common Stock

                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

SEC registration fee..................................................$16,183.84
Printing and shipping fees and expenses
Accounting fees and expenses
Legal fees and expenses
Transfer agent's and warrant agent's fees and expenses
Miscellaneous

Total.................................................................$16,183.84

Item 26. Recent Sales of Unregistered Securities

Except as set forth below, there were no sales of unregistered securities by Vianet during the past three (3) years:

Securities Issued For Cash Consideration

In July 1999, Vianet issued an aggregate of 110,000 shares of common stock and warrants to purchase 55,000 shares at an exercise price of $6.60, for an aggregate consideration of $550,000.

From December 1999 to February 2000, Vianet completed a private placement offering, with Aegis Capital, Inc. as placement agent, in which it sold an aggregate of 34.5 units to a total of 84 accredited investors, who paid a total of approximately $3,450,000. The units consisted of an aggregate of (1) 2,302,250 shares of common stock, and (2) 2,302,250 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants, when issued, were exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance of $50,000, and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

In February 2000, Vianet completed a private placement offering in which it sold an aggregate of approximately 18 units to a total of 57 accredited investors, who paid a total of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants, when issued, were exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received warrants and Donald & Co. received warrants and a fee. In connection with such closings, Donald & Co. received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50.

In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the Placement Agents received warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

In January 2001, we issued an aggregate of $2,100,000 principal amount of 8% secured convertible notes due January 9, 2002 to 8 investors. The notes are convertible into common shares at a price that is (i) a function of the three lowest closing prices for our common stock during the thirty trading days prior to the date of the notes, or (ii) 80% of the three lowest closing prices during the fifteen trading days prior to but not including the conversion date. Vianet retains a redemption clause in the note that allows us to repurchase the note upon payment of 120% of the note's face value, plus accrued interest. In addition, 9,999,999 five-year warrants were issued for shares of common stock at a price not to exceed $0.28875. Simultaneously with such transaction, the purchasers of 1,566,666 shares of the common stock issued pursuant to our April 2000 stock purchase agreements agreed to return such shares to us for cancellation in consideration of our agreeing to issue convertible notes to them in an amount equal to their original purchase price for such shares. In connection with such transactions, the Placement Agents received cash fees of $103,750, warrants to purchase an aggregate of approximately 1,036,962 shares, and $56,250 principal amount of 8% secured convertible notes.

In January 2001, we issued 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to a private investment group in consideration of their agreeing to furnish us with a $10 million equity line of credit. This equity line of credit is open for a two-year period. The terms of the agreement allows Vianet Technologies to request funds on a monthly basis. The funds available to us each month from this line shall be based upon the average daily price of our shares on each separate trading day during the twenty two trading days following the delivery of our request for funds. There is a funding limit of $1.0 million in any one month. We will issue common shares to the investors in exchange for each month's credit line draw down. These common shares will be issued at 85% of the average daily price of our shares that are traded during the twenty two trading days following the date we request the funds.

In addition, we issued 238,095 shares of common stock and warrants to purchase 238,095 shares of common stock at $0.28875 per share as payment in full on a $50,000 outstanding debt.

In March and April 2001, the Company issued 1,427,623 shares of common stock to an existing shareholder in connection with a $100,000 short-term loan to Vianet in January 2001. Such shares were issued to effectively reduce the purchase price of the shares purchased by such shareholder during 2000 to $0.21 per share.

In addition, in April and May 2001, we issued an $481,500 principal amount of notes due twelve-months from issuance, and 7,045,238 five-year warrants were issued for shares of common stock at a price not to exceed $0.28875. Simultaneously with and as a condition to these transactions, the purchasers of 334,000 shares of the common stock and 501,000 warrants issued pursuant to our April 2000 private placement offering agreed to return such shares and warrants to us for cancellation in consideration of our agreeing to issue convertible notes and warrants to them in an amount equal to their original purchase price for such securities. In connection with such transactions, the Placement Agents received cash fees of approximately $39,100 and warrants to purchase an aggregate of approximately 227,381 shares at a price not to exceed $0.28875.

Securities Issued For Services

In 1999, Vianet issued an aggregate of 254,500 shares of common stock in consideration of services rendered to the Company. In addition, Vianet issued warrants to purchase an aggregate of 1,260,000 shares of common stock at exercise prices ranging from $1.10 to $4.58.

In 1999, Vianet issued options under its employee stock option plan to purchase an aggregate of 760,000 shares of common stock at exercise prices ranging from $1.00 to $2.375. In addition, Vianet issued options outside the employee stock option plan to purchase an aggregate of 350,000 shares of common stock at an exercise price of $8.25.

In 2000, Vianet issued warrants to purchase an aggregate of 1,305,000 shares of common stock at exercise prices ranging from $1.50 to $12.00. Also, Vianet issued 20,000 shares of common stock in exchange for legal services.

In January 2001, we issued 1,294,999 shares of common stock in exchange for services performed and accrued for in 2000 approximating $472,510.

In February 2001, the Company issued warrants to purchase 1,000,000 shares of the Company's common stock in connection with a distribution agreement. The warrants expire in two years and are exercisable at $0.25 per share. The warrants were issued to an entity controlled by the Company's Chief Executive Officer. In addition, the Company will issue additional warrants to purchase up to 2,000,000 shares of common stock at exercise prices of $0.25 to $0.50 per share expiring in two years from the date of issuance. The additional warrants will be issued on a pro rata basis based upon revenue resulting from the distribution agreement.

In February 2001, the Company issued 281,876 shares of common stock to Aegis for services rendered in connection with a tender offer.

In February 2001, in connection with a strategic marketing alliance with Ogilvy Group Inc. (Ogilvy) the Company issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. In addition, the Company will issue additional warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. The warrants will be issued on a pro rata basis based upon revenue resulting from the alliance.

In March 2001, the Company issued 75,000 and 100,000 shares of common stock to Jolanda C.M. Schulte-Wevers and Vision Corporate Consulting LLC, respectfully, for providing investor relations services in 2001.

In March 2001, the Company issued 2,437,553 and 1,218,777 warrants to purchase common stock to CFM and Xelix, respectively, at exercise prices of $0.16 per share. The warrants expire in 10 years. The number of shares to be issued upon exercise of such warrants is equal to 8% for CFM and 4% for Xelix of the outstanding number of shares of Vianet as of the issue date. During the term of the warrants, the holders are entitled to purchase from the Company, on the same terms as provided for in the warrant, additional shares equal to 8% and 4%, respectively, of the aggregate number of additional shares issued by the Company.

In April 2001, we issued 1,254,618 shares of common stock in exchange for services performed and accrued for in 2000 approximating $183,700. In addition, we issued 736,938 shares of common stock to employees as compensation in 2001.

In May 2001, the Company issued warrants to purchase 225,000 shares of common stock at an exercise price of $0.01 per share expiring two years from the date of issuance for investor related services performed by MBF Consulting.

Securities Issued in Exchange For Other Securities

In addition, in 1999, Vianet issued shares of common stock and warrants to purchase shares of common stock in connection with various mergers and acquisitions, which it completed, as follows:

     o In March 1999, the company acquired all of the issued and outstanding shares of Vianet Technologies, Inc, a Delaware corporation, in exchange for the issuance of an aggregate of 5,139,272 shares of common stock;

     o In May 1999, Vianet acquired all of the issued and outstanding shares of common Stock of Develcon Electronics, Ltd. in exchange for the issuance of shares of common stock. Subsequent to the completion of the acquisition, Vianet settled certain accounts payable by issuing additional shares of common stock to the creditors. As a result, the total number of shares issued in connection with the Develcon acquisition was 2,707,114;

     o In October 1999, Vianet acquired of all of the issued and outstanding stock of Infinop Holdings, Inc. in exchange for the issuance of 1,495,454 shares of common stock and options to acquire 598,467 shares of common stock at exercise prices ranging from$.01 to $.26. In addition, Vianet has agreed to issue an additional 177,316 shares of common stock upon conversion of $1,125,000 principal amount outstanding debentures;

     o In December 1999, Vianet acquired of all of the issued and outstanding stock of PSI, Inc. in exchange for the issuance of 2,500,800 shares of common stock; and

     o In December 1999, Vianet completed the sale of Develcon for $2,500,000. In connection with such transaction, Vianet issued 183,332 common shares and five year warrants to purchase 400,000 shares of common stock at $2.00-$3.00 per share to Develcon's President. In addition, Vianet and Develcon entered into a Royalty Free Non-exclusive Technology License Agreement in consideration of Vianet issuing warrants to purchase (a) 500,000 shares of common stock at an exercise price of $2.00 per share: (b) 50,000 shares of common stock at $5.00 per share: (c) 50,000 shares of common stock at $6.00 per share and
         (d)50,000 shares of common stock at $7.00 per share.


Each of the foregoing transactions was exempt from registration under the Act, under either Section 3(10), or Section 4(2) and Rule 506 of Regulation D, of the Act as not involving a public offering. The recipients of the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act.

Item 27.
                                  EXHIBIT INDEX

2.1           Merger Agreement, dated December 30, 1999, between Vianet and PSI Communications, Inc.(1)
2.2           Merger Agreement, dated August 31, 1999, between Vianet and Infinop Holdings, Inc.(2)
2.3           Amended and Restated Arrangement Agreement, dated April 5, 1999, between Vianet and Develcon Electronic Ltd.(3)
2.4           Disposition of Develcon(4)
2.5           Merger Agreement, dated March 16, 1999, between Vianet and Radar Resources, Inc.(5)
3.1           Articles of Incorporation(7)
3.2           By-laws(7)
4.1           Form of common stock certificate(7)
5.1           Opinion of Sichenzia, Ross & Friedman LLP*
10.1          Stock Option Plan(7)
10.2          Placement Agency Agreement for Private Placement Offering with Aegis Capital Corp.(8)
10.3          Form of Subscription Agreement for Private Placement Offering with Aegis Capital Corp.(8)
10.4          Form of Class A, B and C Warrant Agreement(8)
10.5          Form of Class A Warrant Certificate(8)
10.6          Form of Class B Warrant Certificate(8)
10.7          Form of Class C Warrant Certificate(8)
10.8          Form of Placement Agent Warrant(8)
10.9          Form of Subscription Agreement for February 2000 Private Placement Offering(8)
10.10         Form of Subscription Agreement for March 2000 Private Placement Offering(8)
10.11         Form of Class D Warrant Agreement(8)
10.12         Form of Class D Warrant Certificate(8)
10.13         Form of Stock Purchase Agreement for April 2000 Private Placement Offering(8)
10.14         Form of Subscription Agreement for January 2001 Private Placement Offering(10)
10.15         Security Agreement(10)
10.16         Collateral Agent Agreement(10)
10.17         Form of Secured Convertible Note(10)
10.18         Form of Common Stock Purchase Warrant(10)
10.19         Private Equity Line of Credit Agreement(10)
16.1          Letter from KPMG(6)
16.2          Letter from Edward Isaacs & Company LLP(9)
21.1          List of Subsidiaries
23.1          Consent of McGladrey & Pullen, LLP, the Independent Auditors of Vianet Technologies, Inc.
23.2          Consent of Edward Isaacs & Company LLP, the Independent Auditors of Vianet Technologies, Inc.
23.3          Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)

*    To be filed by amendment.

(1) Incorporated by reference to the Form 8-K filed by Vianet with the SEC on January 7, 2000 under SEC file No. 000-29177.

(2) Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on October 27, 1999 under SEC file No. 000-29177.

(3) Incorporated by reference to the Form 8-K filed by Vianet with the SEC on June 1, 1999 under SEC file No. 000-29177.

(4) Incorporated by reference to the Form 8-K filed by Vianet with the SEC on March 16, 1999 under SEC file No. 000-29177.

(5) Incorporated by reference to the Form 10-QSB filed by Vianet with the SEC on August 20, 1999 under SEC file No. 000-29177.

(6) Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on July 15, 1999 under SEC file No. 000-29177.

(7) Incorporated by reference to the Form 10 filed by Vianet with the SEC on January 26, 2000 under SEC file No. 000-29177.

(8) Incorporated by reference to the Form S-1/A filed by Vianet with the SEC on June 1, 2000 under SEC file No. 333-30362.

(9) Incorporated by reference to the Form 8-K filed by Vianet with the SEC on October 2, 2000 under SEC file No. 000-29177.

(10) Incorporated by reference to the Form 10-KSB filed by Vianet with the SEC on April 17, 2001 under SEC file No. 000-29177.

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

           (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

           (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

           (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

           (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                  SIGNATURES

Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on May 9, 2001.

                                       VIANET TECHNOLOGIES, INC.

                                       By: /s/ Peter Leighton
                                          --------------------
                                          Peter Leighton,
                                          Chief Financial Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy Posner and Peter Leighton, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature                        Capacity                                         Date
---------                        --------                                         ----
/s/ Jeremy Posner                Chairman,                                     May 9, 2001
-----------------                Vianet Technologies, Inc.
Jeremy Posner

/s/ Peter Leighton               Chief Financial Officer & Director,           May 9, 2001
------------------               Vianet Technologies, Inc.
Peter Leighton

/s/ Robert Logan                 President & Chief Operating Officer,          May 9, 2001
----------------                 Vianet Technologies, Inc.
Robert Logan

/s/ Peter Ianace                 Chief Executive Officer,                      May 9, 2001
----------------                 Vianet Technologies, Inc.
Peter Ianace

                                      II-6